                                                                EXHIBIT 10.8


                          STOCK PURCHASE AGREEMENT






                               BY AND BETWEEN

                 PROSPECTIVE COMPUTER ANALYSTS INCORPORATED,

                               EDWARD WENGER,

                        THE LAUREN WENGER 2004 GRAT,

                         THE ERIC WENGER 2004 GRAT,

                        THE MITCHELL WENGER 2004 GRAT

                                     AND

                      ENGINEERED SUPPORT SYSTEMS, INC.






                          STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is entered into as of this 7th day of January, 2005, by and between PROSPECTIVE COMPUTER ANALYSTS INCORPORATED, a New York corporation (the "Corporation"), EDWARD WENGER ("Seller"), THE LAUREN WENGER 2004 GRAT, THE ERIC WENGER 2004 GRAT and THE MITCHELL WENGER 2004 GRAT ((collectively, the "Trusts") Seller and the Trusts being sometimes hereinafter referred to collectively as the "Shareholders"), and ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation ("Buyer").

                                  RECITALS

         A. The Shareholders own all of the issued and outstanding capital stock of the Corporation; and

         B. Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, all of the outstanding shares of stock of the Corporation owned by the Shareholders in accordance with the terms and conditions of this Agreement.

                                  AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE ONE
                       DEFINITIONS AND INTERPRETATION

         SECTION 1.1 DEFINED TERMS. Capitalized terms not otherwise defined
                     -------------
in this Agreement shall have the meaning given in this Section 1.1.

"Agreement" shall mean this Stock Purchase Agreement, together with all
 ---------
Schedules and Exhibits attached hereto.

"Affiliate" shall mean, with respect to any Person, any other Person
 ---------
directly or indirectly controlling, controlled by, or under common control with such Person and for purposes of individuals, Affiliates would include an individual's spouse, ex-spouse, parent, child, and sibling (and a sibling's children); provided, however, that the Corporation shall not be considered to be an Affiliate of Seller after the Closing Date unless it is expressly so provided herein.

"Bid" shall mean any written offer by the Corporation in connection with the
 ---
Business that if accepted would lead to a Government Contract or Scheduled Contract.

"Business" shall mean the business of development, design, manufacture and
 --------
sale of electronic test equipment for electronic warfare and avionics systems as well as related engineering services.

"Code" shall mean the Internal Revenue Code of 1986, as amended, from time
 ----
to time.



"Corporation's Knowledge" shall mean the actual knowledge (i.e., the
 -----------------------
conscious awareness of facts or information) or belief of Edward Wenger, President and Chief Executive Officer of the Corporation, Mark Scherwin, Chief Financial Officer of the Corporation, Philip Niosi, Vice President, Operations of the Corporation, Michael Lovelace, Vice President of Operations-Melbourne and Anthony Scott Brantley, Vice President of Operations-Warner Robins. For purposes of this Agreement, said individuals shall not be deemed to have knowledge of any fact, matter or circumstance solely as a result of their service as an officer, director or employee of the Corporation nor will said individuals have, or be deemed to have, any duty to inquire as to the truth or accuracy of any statement contained in this Agreement.

"Effective Time" shall mean the close of business (5:00 p.m.) on the day
 --------------
immediately preceding the Closing Date.

"Environmental Law" shall mean any federal, state, or local statute, rule,
 -----------------
ordinance, code, license, permit, plan, regulation or order, as in effect on the date hereof, relating to the protection of the environment or to the regulation of any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, materials, contaminants, pollutants or wastes or any other substances the presence of which requires identification, investigation, regulation or remediation under any applicable federal, state or local statute, regulation or ordinance (including, without limitation, asbestos, PCB's, underground storage tanks and infectious substances).

"Excluded Liabilities" shall mean (i) all liabilities and obligations of the
 --------------------
Corporation relating to the Excluded Assets; (ii) all liabilities of the Corporation relating to any obligations or liabilities owing to any current or former shareholders of the Corporation, other than employment benefits provided in the Ordinary Course of Business; (iii) all liabilities and obligations of the Corporation relating to or arising out of its previous ownership or operation of any former subsidiary or business of the Corporation; (iv) all liabilities and obligations of the Corporation relating to any indebtedness for borrowed money owing to any lending or financial institution; (v) all liabilities and obligations of the Corporation (including contractual commitments) other than employment benefits provided in the Ordinary Course of Business owing to any Affiliates of the Corporation or of the Seller; (vi) all liabilities and obligations of the Corporation relating to amounts owing for legal services rendered or costs advanced for any period prior to the Closing Date, except for those amounts listed as owing as of the date hereof on Schedule 5.7(f) attached hereto and such amounts as may be owing for legal services rendered or costs advanced between the date hereof and the Closing Date and which were incurred in the Ordinary Course of Business; and (vii) any of the other liabilities and obligations listed on Schedule 1.1 attached hereto.
                                      ------------

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
 -----
amended.

"Fixed Assets" shall mean all tangible personal property used in the
 ------------
Business as currently conducted by the Corporation (including, without limitation, Inventory, equipment and machinery) other than the Owned Intellectual Property, the Licensed Intellectual Property and the Government Property.

"GAAP" shall mean generally accepted accounting principles in effect in the
 ----
United States as of the date hereof.


                                     2

"Government" or "Governmental Authority" shall mean any federal, state,
 ----------      ----------------------
local or foreign governmental branch, body, department, court, commission, board, bureau, agency, authority or instrumentality.

"Government Contract" shall mean any prime contract, subcontract, teaming
 -------------------
agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other arrangement of any kind in writing either (a) between the Corporation and any of (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above, or (b) financed by the U.S. Government and subject to the rules and regulations of the U.S. Government concerning procurement.

"Government Property" shall mean any and all assets utilized by the
 -------------------
Corporation in connection with the Business that are owned solely by any Governmental Authority.

"Inventory" shall mean all inventory used in the operation of the Business,
 ---------
including, without limitation, all raw materials, work in process and finished goods.

"Laws" shall mean any and all federal, state, local or foreign laws,
 ----
statutes, ordinances, conventions, treaties, codes, rules and regulations, Orders or directives of any Governmental Authority that are in effect as of the date hereof.

"Lien" shall mean any deed of trust, mortgage, lien, security interest,
 ----
charge, claim or other encumbrance, restriction or limitation of whatever kind or nature.

"Material Adverse Event" shall mean an event or occurrences that causes or
 ----------------------
is reasonably likely to cause a material adverse effect on, or a material adverse change in, the Corporation's operation of the Business, the condition of the Corporation's material assets, the results of operations of the Business or the financial condition of the Corporation, except for any adverse effect or change resulting from (a) general economic, financial or market conditions; (b) conditions or circumstances generally affecting the industry in which the Corporation or Buyer operate; (c) the announcement or pendency of this Agreement or the transactions contemplated hereby; (d) the payment of fees and expenses incurred in connection with the transactions contemplated hereby; or (e) any event of force majeure.

"Order" shall mean any award, decision, decree, injunction, order or ruling
 -----
of any Governmental Authority.

"Ordinary Course of Business" shall mean the ordinary course of business of
 ---------------------------
the Business consistent with the Corporation's past practice.

"Party" shall mean the Buyer, the Corporation, the Seller, or the Trusts, as
 -----
the case may be, and "Parties" shall mean more than one or all of the Buyer,
                      -------
the Corporation, the Seller, and the Trusts.


                                     3

"Person" shall mean any individual, partnership, corporation, limited
 ------
liability company, association, joint stock company, estate, trust, joint venture, unincorporated organization, Governmental Authority or any other entity.

"Plans" shall mean collectively, each pension, retirement, profit-sharing,
 -----
deferred compensation, stock option, employee stock ownership, share purchase, tuition reimbursement, bonus, retention, or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, sick leave or family leave, holiday, disability, severance pay or any other material employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other material plan, fund, policy, program, practice, or arrangement providing compensation or other benefits, whether or not such employee benefit plan is or is intended to be subject to the Code, ERISA or any other applicable Law.

"Proceeding" shall mean any audit, examination, arbitration, hearing,
 ----------
complaint, litigation, suit or investigation.

"Shares" shall mean all of the issued and outstanding stock of the
 ------
Corporation existing as of the date of this Agreement, which consists of 3,500 shares of common stock with a par value of $1.00 per share, and 10,500 shares of Class B non-voting stock with a par value of $1.00 per share.

"Subsidiary" shall mean PCA Electronic Test Limited, a United Kingdom
 ----------
corporation.

"Tax" or "Taxes" means any federal, state, local or foreign income, gross
 ---      -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund or
 ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"U.S. Government" means the United States Government and any agencies,
 ---------------
instrumentalities and departments thereof.

"Working Capital" shall mean the excess of the Corporation's current assets
 ---------------
(defined to mean billed receivables, unbilled receivables, inventory, advances, investments in WSTGE warranty and prepaid expenses, including taxes) over the Corporation's current liabilities (defined to mean accounts payable, bank overdrafts not reflected in bank debt, accrued but unpaid payroll, withholding taxes payable, accrued but unpaid expenses and deferred revenue).


                                     4

         SECTION 1.2 TERMS DEFINED IN THE AGREEMENT. In addition to the
                     ------------------------------
terms defined in Section 1.1 hereof, the following is a list of defined terms used in this Agreement and a reference to the Section in which such term is defined:

          DEFINED TERM                                            SECTION IN WHICH DEFINED
          ------------                                            ------------------------
          Accountant                                              Section 3.4(b)
          Arbiter                                                 Section 3.4(c)
          Buyer                                                   Preamble
          Buyer Indemnification Claim                             Section 10.2
          Closing                                                 Section 4.1
          Closing Working Capital Statement                       Section 3.4(b)
          Closing Date                                            Section 4.1
          Claim Notice                                            Section 11.2
          Claims                                                  Section 11.1
          Claiming Party                                          Section 11.2
          Company Projections                                     Section 5.6(b)
          Confidentiality Agreement                               Section 7.2
          Corporation                                             Preamble
          Excluded Assets                                         Section 4.4
          Financial Statements                                    Section 5.6
          Indemnification Claim Notice                            Section 10.4
          Interim Balance Sheet                                   Section 5.6
          Licensed Intellectual Property                          Section 5.9(b)
          Notice of Dispute                                       Section 3.4(c)
          Owned Intellectual Property                             Section 5.9(a)
          Permits                                                 Section 5.12
          Procedures                                              Section 11.3
          Purchase Price                                          Section 3.1
          Scheduled Contracts                                     Section 5.7(a)
          Scheduled Leases                                        Section 5.7(d)
          Section 338 Forms                                       Section 3.2(b)
          Securities Act                                          Section 6.6
          Seller                                                  Preamble
          Shareholders                                            Preamble
          Shareholder Indemnification Claim                       Section 10.3(d)
          Threshold                                               Section 10.6(a)
          Trusts                                                  Preamble

         SECTION 1.3 INTERPRETATION. Defined terms used in this Agreement,
                     --------------
regardless of the gender and number specifically used, shall be construed to include any other gender and any other number as the context requires. The language used in this Agreement shall be deemed to be the language chosen by all of the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement. Schedules will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement; provided, however, that a matter


                                     5

disclosed in reference to any particular section or subsection will be deemed to be disclosed for purposes of any other section or subsections of this Agreement, if the matter is disclosed in such a way to make its relevance to such other sections or subsections reasonably apparent.

                                ARTICLE TWO
                         PURCHASE AND SALE OF SHARES

         At the Closing, subject to the terms and conditions set forth in this Agreement, The Shareholders shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase and accept from the Shareholders, all of the Shares.

                               ARTICLE THREE
                               PURCHASE PRICE

         SECTION 3.1 PURCHASE PRICE. Subject to the terms and conditions set
                     --------------
forth in this Agreement, at the Closing, Buyer shall pay the Shareholders an aggregate of Thirty-Five Million Dollars ($35,000,000) (the "Purchase Price"), plus or minus the amount calculated in accordance with Section 3.4(a), by wire transfer of immediately available funds to accounts designated in writing by Seller. The Purchase Price is subject to further upward or downward adjustment as provided in Section 3.4 hereof.

         SECTION 3.2 SECTION 338(h)(10) ELECTION. (a) Each of the
                     ---------------------------
Shareholders and the Corporation shall join with Buyer in timely making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign Tax Law) with respect to the purchase and sale of the Shares hereunder (a "338(h)(10) Election"). The Shareholders shall report on their Tax Returns, and be responsible for the payment of any Taxes payable as a result of, any income, gain, loss, deduction and other
Tax items resulting from the 338(h)(10) Election to the extent required by applicable Tax Law. The Shareholders also shall be responsible for the payment of any Tax imposed on the Corporation attributable to the making of the 338(h)(10) Election, including (i) any Tax imposed under Code Section 1374, (ii) any Tax imposed under Treas. Reg. Section 1.338(h)(10)-1(e)(5), and (iii) any state, local or foreign Tax imposed on the Corporation's gain attributable to the making of the 338(h)(10) Election.

                  (b) At least forty-five (45) days prior to the due date (as validly extended in accordance with applicable Laws) for filing with the U.S. Government (and any state, local or foreign Taxing authority) the forms necessary to make the Section 338(h)(10) Election, Buyer shall prepare and submit to Seller for Seller's review a draft of Federal Forms 8023 and 8883 (and such other state/local forms as are necessary and as shall be specified by Seller in a notice to Buyer at least sixty (60) days prior to the due date (as validly extended in accordance with applicable Laws) for filing such forms with any state/local Taxing authority in order to make the
Section 338(h)(10) Election for state/local Tax purposes (collectively, the "Section 338 Forms"). With the submission of such draft Section 338 Forms, Buyer shall advise the Seller in writing of those actions that Buyer considers necessary or appropriate for the Shareholders to take in order to properly make the Section 338(h)(10) Election.

                  (c) On or prior to the fifteenth (15th) day after Seller's receipt of the draft Section 338 Forms from Buyer, Seller shall deliver to Buyer either (i) copies of the Section 338

                                     6

Forms which have been executed by all the Shareholders and a consent to their filing, or (ii) a written notice specifying in reasonable detail all disputed items and the basis therefor. If Buyer and Seller are unable to resolve all disputed matters relating to the draft Section 338 Forms within ten (10) days after Buyer's receipt of the written notice described in clause (ii) above, any remaining disputed issues shall be resolved pursuant to Section 3.2(f) below. Immediately following such resolution, Buyer and Seller shall timely execute and consent to the filing of the Section 338 Forms in the manner determined by the Accountant.

                  (d) Seller and Buyer shall be jointly responsible for assuring that the Section 338(h)(10) Election is validly and timely made by the parties. Each of the Shareholders and Buyer shall comply fully with all filing and other requirements necessary to make the Section 338(h)(10) Election on a timely basis and agrees to cooperate in good faith in the preparation and timely filing of the Section 338 Forms.

                  (e) Seller and Buyer shall reasonably cooperate with each other in reaching a mutual agreement upon the determination of the "aggregate deemed sale price" and "adjusted grossed up basis" (within the meaning of Treas. Regs. Sections 1.338-4 and 1.338-5, respectively) and the allocation thereof among the assets of the Corporation no later than the earliest of (i) thirty (30) days after the final determination (by agreement or otherwise) of the Closing Working Capital Statement in accordance with
Section 3.4, (ii) one hundred twenty (120) days after the Closing Date, or
(iii) the date which is forty-five (45) days prior to the due date (as validly extended in accordance with applicable Laws) for filing the Section 338 Forms with the U.S. Government (and any state, local or foreign Taxing authority). Such allocation shall be made in accordance with Section 338 of the Code and the regulations thereunder and in a manner consistent with the preparation of the Closing Working Capital Statement pursuant to Section
3.4. If Buyer and Seller are unable to agree upon such determination and allocation within such time period, then such determination and allocation shall be made by the Accountant pursuant to Section 3.2(f) below. When finally determined hereunder (whether by agreement or otherwise), such determination and allocation shall be binding upon each of the Shareholders and Buyer for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and Tax purposes), and none of the Shareholders, the Corporation and Buyer (or any of their respective Affiliates) shall take any position on any Tax Returns or with any Taxing authority that is inconsistent with such determination and allocation, unless such position is required by applicable Laws or administrative or judicial interpretations thereof. For purposes of the determination and allocation to be made under this Section 3.2(e), Seller and Buyer agree that $10,000 of the Purchase Price shall be allocated to the Seller's covenant not to compete under the Non-Compete Agreement; it being understood and agreed by Seller, however, that such allocation shall not limit, reduce or restrict in any manner any damages or losses that the Corporation or the Buyer may be entitled to recover in the event of a breach or violation by Seller of any of the terms of the Non-Compete Agreement.

                  (f) If there shall be a dispute between Buyer and Seller regarding any matters concerning the Section 338(h)(10) Election under this
Section 3.2, and the dispute is not resolved within the 10-day period after such dispute arises, the dispute shall be referred to the Accountant for final determination. Buyer shall submit any statement of its position to the Accountant no later than five (5) days after such referral. Seller shall have five (5) days after Buyer's submission of its position to submit the Shareholders' proposed revision of the position urged by


                                     7

Buyer. The Accountant shall apply the terms of this Section 3.2, and shall render a final decision within fifteen (15) days after the matter is referred to the Accountant. The fees and expenses of the Accountant shall be equally allocated between, and paid by, Buyer and the Shareholders.

         SECTION 3.3 CASH DISTRIBUTION TO THE SHAREHOLDERS. Immediately
                     -------------------------------------
prior to the Closing, Seller will cause the Corporation to pay the Shareholders an amount in the aggregate equal to Seller's good faith estimate of the consolidated cash of the Corporation as of the Closing. Seller may cause the Corporation to make any such payment to them in the form of a distribution or any other similar transaction.

         SECTION 3.4 WORKING CAPITAL ADJUSTMENT.
                     --------------------------

                  (a) At least two business days prior to the Closing, the Corporation shall deliver to Buyer a statement setting forth its best estimate of the Working Capital prepared in the manner set forth in Section 3.4(b) as of December 31, 2004 (the "Estimated Closing Working Capital"). At the Closing, the Purchase Price shall be (i) reduced, on a dollar for dollar basis, to the extent that the Estimated Closing Working Capital is less than $4,200,000 (the "Working Capital Amount") and (ii) increased, on a dollar for dollar basis, to the extent that the Estimated Closing Working Capital exceeds the Working Capital Amount.

                  (b) As promptly as practicable following the Closing Date, but in no event later than one hundred twenty (120) ) days after the Closing Date (although the failure to meet such deadline shall not result in a penalty or loss), Buyer shall cause to be prepared, at Buyer's expense and in good faith, and submit to Seller an audited statement of Working Capital of the Corporation as of the Closing Date (the "Closing Working Capital Statement"). The Closing Working Capital Statement shall be prepared by Grassi & Co. (the "Accountant") in accordance with GAAP consistent in all respects (including, without limitation, classification and presentation of line items) with past practices of the Corporation, so long as such practices have been in accordance with GAAP, provided that the Closing Working Capital Statement shall not include or reflect any impact from the
(i) Excluded Assets, (ii) any impact that might otherwise result from the
Section 338(h)(10) Election, and (iii) any related income Tax effect as a result of any of the foregoing.

                  (c) In the event Seller disputes the Closing Working Capital Statement as delivered by Buyer, Seller shall provide written notice (a "Notice of Dispute") specifying in reasonable detail all points of disagreement with the Closing Working Capital Statement to Buyer within thirty (30) days after receipt of the Closing Working Capital Statement. If Seller fails to deliver a Notice of Dispute within such 30-day period, then the Closing Working Capital Statement as delivered by Buyer shall be used for purposes of Section 3.5. If Seller delivers a Notice of Dispute within such 30-day period, Buyer and Seller shall endeavor in good faith to resolve all specified points of disagreement within thirty (30) days after Seller's receipt of Buyer's Notice of Dispute. If the dispute is not resolved within such 30-day period, either or both of Buyer and Seller may refer the dispute to a partner in a firm of independent public accountants who employ in excess of one hundred (100) certified public accountants (which firm shall not then have, nor within the past three (3) years have had, any relationship with Buyer or its Affiliates or the Seller or his Affiliates) as shall be mutually acceptable to Buyer and the Seller (the "Arbiter"), to serve as arbitrator to finally determine, as soon as practicable, all points of

                                     8

disagreement with respect to the Closing Working Capital Statement. For purposes of such arbitration, each of Buyer and Seller shall submit a proposed Closing Working Capital Statement to the Arbiter and to the other Party, accompanied by such additional information explaining such Party's position with respect to the Closing Working Capital Statement as it (they) desires to submit. Each such Party shall, at the time of such submission, be free to revise positions they have maintained in prior drafts of the Closing Working Capital Statement and related discussions, but the Parties shall not be permitted to further modify their proposed Closing Working Capital Statement once these are submitted to the Arbiter. Buyer shall submit any revised Closing Working Capital Statement no later than fifteen (15) days after such referral. Seller shall have fifteen (15) days after such referral to submit his revised Closing Working Capital Statement in response. The Arbiter shall apply the terms of this Section 3.4, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Working Capital Statement shall be allocated between the Buyer and the Shareholders by the Arbiter in proportion to the extent either Party did not prevail on the points of disagreement in the Closing Working Capital Statement; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 3.4, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Working Capital Statement and the allocation of arbitration fees and expenses.

                  (d) Buyer agrees to cooperate with Seller in attempting to resolve any points of disagreement referred to in Section 3.4(b), including without limitation, making reasonably available to Seller to the extent reasonably requested all books, records, work papers and personnel; provided, however, that Seller and his representatives will conduct their work in a manner that does not unreasonably interfere with or disrupt the conduct of the Business by the Corporation after the Closing.

         SECTION 3.5 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price, as
                     ----------------------------
adjusted pursuant to Section 3.4(a), shall be subject to further upward or downward adjustment, on a dollar for dollar basis, in the event the Corporation's Working Capital as reflected on the Closing Working Capital Statement as finally determined (by agreement or otherwise) in accordance with Section 3.4 is greater than or less than the Estimated Working Capital. Buyer shall pay to the Shareholders or the Shareholders shall pay to Buyer the amount of any Purchase Price adjustment that may be owing to the Shareholders or Buyer under this Section 3.5 within five (5) business days after the amount of the adjustment has been finally determined.




                                     9

                                ARTICLE FOUR
                          CLOSING AND OTHER MATTERS

         SECTION 4.1 DATE, TIME AND PLACE OF CLOSING. Subject to the
                     -------------------------------
satisfaction or waiver of the conditions of Article Nine hereof, the consummation of the transactions contemplated hereby (the "Closing") shall be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 9:00 a.m. local time on the later of (a) January 7, 2005; or (b) at such other time and place as Buyer and Seller may agree to in writing (the "Closing Date"). For all purposes, the Closing shall be deemed effective as of the Effective Time.

         SECTION 4.2 DELIVERIES BY THE CORPORATION AND SELLER AT CLOSING. At
                     ---------------------------------------------------
the Closing, the Corporation and the Seller shall deliver to Buyer the following:

                  (a) The certificates representing the Shares, registered in the name of the Shareholders, duly endorsed by the Shareholders for transfer to Buyer and accompanied by all requisite stock transfer Tax stamps;

                  (b) The stock books, stock ledgers and minute books of the Corporation and the Subsidiary;

                  (c) The written resignations of the directors and officers of the Corporation and the Subsidiary (except to the extent otherwise requested by Buyer);

                  (d) A copy of duly adopted resolutions of the Corporation's Board of Directors authorizing and approving the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the agreements set forth herein certified by the Secretary of the Corporation;

                  (e) A certificate of a duly authorized officer of the Corporation and the Seller, respectively, in forms reasonably acceptable to Buyer, dated the Closing Date to the effect that the conditions set forth in Subsections 9.1(a) and 9.1(b) with respect to the Corporation and the Seller, as the case may be, have been satisfied in all material respects;

                  (f) A certificate of the Secretary of the Corporation, in form reasonably acceptable to the Buyer, dated the Closing Date to which is attached true and correct copies of the Corporation's and Subsidiary's Articles of Incorporation and By-Laws (and all amendments to each of such documents) and a schedule listing in reasonable detail the distributions made to the Shareholders from and after January 1, 2004 and up to the Closing;

                  (g) The waiver, release, consent or approval of any Person that is necessary to consummate the transactions contemplated hereby, and to make the warranties and representations made in this Agreement true in all material respects, unless the failure to do so would not constitute a Material Adverse Event;

                  (h) A certificate of good standing certifying that the Corporation is in good standing in the State of New York and each State in which the Corporation is qualified to transact business as a foreign corporation, and a similar certificate from the United Kingdom regarding the good standing of the Subsidiary in that Country;

                                     10

                  (i) A check of Seller payable to the Corporation in payment of the book value of the non-business assets of the Corporation set forth on Schedule 4.2;
         ------------

                  (j) Wire transfer instructions regarding delivery of the Purchase Price;

                  (k) The employment agreements set forth on Schedule
                                                             --------
4.2(k);
------

                  (l) The Employment Agreement and Non-Compete Agreement with Seller; and

                  (m) An opinion of counsel for the Shareholders and the Corporation addressed to Buyer and dated the Closing Date, in form reasonably acceptable to Buyer.

         SECTION 4.3 DELIVERIES BY BUYER AT CLOSING. Buyer shall deliver to
                     ------------------------------
Seller at Closing:

                  (a) The Purchase Price, plus or minus any adjustment thereof, in accordance with Section 3.1 hereof;

                  (b) Evidence of funds deposited with the Corporation sufficient to pay the closing bonuses set forth on Schedule 9.2(f);
                                                   ---------------

                  (c) A copy of duly adopted resolutions of Buyer's Board of Directors authorizing and approving the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the agreements set forth herein certified by the Secretary of Buyer;

                  (d) A certificate of a duly authorized officer of Buyer in form reasonably acceptable to Seller, dated the Closing Date, to the effect that the conditions set forth in Subsections 9.2(a) and 9.2(b) have been satisfied in all material respects;

                  (e) A certificate of good standing certifying that Buyer is in good standing in the jurisdiction of its incorporation;

                  (f) The waiver, release, consent or approval of any person that is necessary to consummate the transactions contemplated hereby, and to make the warranties and representations made in this Agreement true in all material respects, unless the failure to do so would not constitute a Material Adverse Event;

                  (g) The agreements referred to in Sections 4.2(k) and (l);

                  (h) The non-business assets of the Corporation set forth on Schedule 4.2; and
   ------------

                  (i) An opinion of counsel for the Buyer addressed to the Shareholders and dated the Closing Date, in form reasonably acceptable to the Seller.

         SECTION 4.4 EXCLUDED ASSETS. Prior to the Closing, the Sellers
                     ---------------
shall cause the Corporation to assign and transfer to the Seller all of the assets and properties listed on Schedule 4.2 (the "Excluded Assets").
                                ------------

                                     11

                                ARTICLE FIVE
          REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE
                                   SELLER

         A. The Corporation represents and warrants to Buyer as follows, except as otherwise disclosed in the Schedules:

         SECTION 5.1 CORPORATE EXISTENCE.
                     -------------------

                  (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified to do business as a result of its operation of the Business except where the failure to be qualified or in good standing would not be a Material Adverse Event.
Schedule 5.1(a) attached hereto sets forth a list of the Corporation's
---------------
qualifications as a foreign corporation and also sets forth the addresses for each office, plant and/or other site at which the Corporation conducts the Business.

                  (b) Subsidiary is a United Kingdom corporation duly organized, validly existing and in good standing under the laws of the United Kingdom.

         SECTION 5.2 CAPITAL STRUCTURE.
                     -----------------

                  (a) The Corporation is authorized to issue 20,000 shares preferred stock, par value $1.00 per share, 20,000 shares of common stock, par value $1.00 per share, and 10,500 shares of Class B non-voting common stock, par value $1.00 per share. All of the Shares were duly authorized, have been validly issued and are fully paid and non-assessable. Schedule
                                                                --------
5.2(a) attached hereto sets forth a complete and accurate list of the number
------
of Shares (and type of Shares) held by each Shareholder. The Shares comprise all of the outstanding capital stock of the Corporation and, except as set forth in Schedule 5.2(a) attached hereto: (i) there are no options, warrants
         ---------------
or other rights (including registration rights), agreements or commitments of any character to which the Corporation is a party relating to issued or unissued capital stock of the Corporation or obligating the Corporation to grant, issue or sell any shares of its capital stock or other securities (whether of a debt, equity or hybrid nature); (ii) there are no obligations, contingent or otherwise, of the Corporation to (A) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities, or
(B) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person; (iii) the Corporation does not directly or indirectly own nor has it agreed to purchase or otherwise acquire, the capital stock or other securities of, or any interests convertible into or exchangeable or exercisable for, the capital stock or other securities of any Person other than the stock of Subsidiary; and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Corporation. There are no agreements, voting trusts, proxies or understandings with respect to the voting, registration or transferability of the Shares or otherwise between or among the Corporation and any of its Shareholders and/or between or among any of the Shareholders.

                                     12

                  (b) Subsidiary is authorized to issue 1,000 shares of ordinary stock, of which one share is issued and outstanding and held (both of record and beneficially) solely by the Corporation. Except as set forth in Schedule 5.2(b) attached hereto: (i) there are no options, warrants or
   ---------------
other rights (including registration rights), agreements or commitments of any character to which the Corporation or Subsidiary is a party relating to issued or unissued capital stock of the Subsidiary or obligating Subsidiary to grant, issue or sell any shares of its capital stock or other securities;
(ii) there are no obligations, contingent or otherwise, of Subsidiary to (A) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities, or (B) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person; (iii) Subsidiary does not directly or indirectly own nor has it agreed to purchase or otherwise acquire, the capital stock or other securities of, or any interests convertible into or exchangeable or exercisable for, the capital stock or other securities of any Person; and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Subsidiary.

                  (c) The Corporation has made available to Buyer complete and correct copies of (i) the certificates evidencing the Shares, and (ii) the Corporation's Certificate of Incorporation and its Bylaws and the organizational and governing documents of Subsidiary, in each case as amended or restated as of the date hereof.

         SECTION 5.3 CORPORATE POWER AND AUTHORITY. The Corporation has the
                     -----------------------------
corporate power and authority to own its assets and to operate the Business as now conducted.

         SECTION 5.4 AUTHORITY.
                     ---------

                  (a) The Corporation has all requisite right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Corporation of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Corporation. The Corporation has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement will constitute the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                  (b) Except as set forth in Schedule 5.4(b) attached
                                             ---------------
hereto, the execution and delivery of this Agreement by the Corporation and its performance of its obligations hereunder do not and will not (a) conflict with or violate any provision of the Corporation's Articles of Incorporation or bylaws; (b) conflict with or violate any Law or Order applicable to the Corporation or the Subsidiary; or (c) result in any breach or termination of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any contract or agreement to which the Corporation or the Subsidiary is a party, except in the case of (b) and (c), where such breach, termination or default would not result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing.

                                     13

         SECTION 5.5 CONSENTS. Except as set forth in Schedule 5.5 attached
                     --------                         ------------
hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or consent, waiver or approval of any Person other than any filing required under the HSR Act (and the expiration of any applicable waiting period thereunder), if applicable, and except where the failure to make such a filing or to obtain such a consent, waiver or approval would result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing.

         SECTION 5.6 FINANCIAL STATEMENTS.
                     --------------------

                  (a) Set forth as Schedule 5.6(a) attached hereto are (i)
                                   ---------------
the audited balance sheets of the Corporation as of December 31, 2001, December 31, 2002, and December 31, 2003, and related statements of income, stockholders' equity and cash flows for the Corporation for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003, and (ii) the unaudited balance sheet of the Corporation as of November 30, 2004 (the "Interim Balance Sheet") and related statement of income, stockholders' equity and cash flows for the Corporation for the eleven-month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not contain all footnotes required by GAAP and are subject to routine year-end adjustments), were derived from and prepared in accordance with the books and records of the Corporation, and, except as set forth in
Schedule 5.6 attached hereto, the Financial Statements present fairly, in
------------
all material respects, the financial position of the Corporation as of the dates thereof and the related results of operations for the periods referred to therein. There has been no change in accounting methods or practices during the years covered by the Financial Statements, except as required by GAAP or by applicable Law.

                  (b) The Corporation has provided Buyer with projections through its 2007 fiscal year which are attached as Schedule 5.6(b) attached hereto (the "Company Projections"). The Company Projections were prepared in good faith and are based upon assumptions and estimates that the Corporation's management believed to be reasonable at the time of preparation; it being understood by Buyer that projections such as the Company Projections are inherently subject to risks, uncertainties and other factors that are likely to cause actual results to differ significantly from those stated in such Projections.

         SECTION 5.7 MATERIAL CONTRACTS.
                     ------------------

                  (a) Schedule 5.7(a) attached hereto contains a list of all
                      ---------------
commitments, agreements or contracts to which the Corporation is a party or under which the Corporation is bound (other than Government Contracts) and which (i) involve, or may reasonably be expected to involve, the payment, receipt or guaranty of Fifty Thousand Dollars ($50,000.00) or more (whether in cash or in goods or services of an equivalent value) over its term, (ii) grant a power of attorney, (iii) involve a sharing of payments or joint venture which involve, or may reasonably be expected to involve, the payment or receipt of Fifty Thousand Dollars ($50,000) or more (whether in cash or in goods or services of equivalent value), (iv) involve a sales agency, representation, distributorship, supply or consulting or independent contractor agreement which involve, or may reasonably be expected to involve, the payment or receipt of Fifty Thousand

                                     14

Dollars ($50,000) or more (whether in cash or in goods or services of equivalent value), (v) impose material restrictions on the Corporation regarding competition or solicitation of customers or employees, (vi) involve any agreement with respect to the treatment of confidential information furnished by or to the Company, or (vii) are material to the Business (the "Scheduled Contracts").

                  (b) Except as set forth in Schedule 5.7(b) attached
                                             ---------------
hereto, the Scheduled Contracts and Scheduled Leases are valid and binding obligations of the parties thereto and are in full force and effect; no event has, to the Corporation's Knowledge, occurred that (whether with or without the giving of notice or lapse of time or both) would constitute a breach or default by any party thereto other than any such breach or default that would not result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing and, have been entered into in the Ordinary Course of Business.

                  (c) Except as provided in Schedule 5.7(c) attached hereto,
                                            ---------------
the consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any material rights of, or accelerate or increase any material obligation of, the Corporation under any Scheduled Contract or Scheduled Lease.

                  (d) Schedule 5.7(d) attached hereto contains a list of all
                      ---------------
leases of real or personal property utilized in the Business to which the Corporation is a party which (i) involve or may reasonably be expected to involve, the payment of Fifty Thousand Dollars ($50,000) or more over its term or (ii) are material to the Business (the "Scheduled Leases").

                  (e) Set forth on Schedule 5.7(e) attached hereto is a list
                                   ---------------
of each written or oral contract (or subcontract), lease (or sublease) or other agreement, commitment, liability or obligation (i) between the Corporation and any of its and/or the Seller's Affiliates, and (ii) between the Corporation and the Seller.

                  (f) Schedule 5.7(f) attached hereto contains a list of all
                      ---------------
law firms (including the names of individual attorneys) and sole practitioners that have provided legal services to the Corporation at any time over the past three (3) years. Schedule 5.7(f) further sets forth any
                                    ---------------
amounts outstanding as of the date hereof for legal services rendered or costs advanced prior to the date hereof, other than amounts owing for legal services provided or costs advanced in connection with this Agreement and the transactions contemplated hereby.

         SECTION 5.8 TITLE TO ASSETS.
                     ---------------

                  (a) Except as set forth in Schedule 5.8(a) attached
                                             ---------------
hereto, the Corporation has good and marketable title to the Fixed Assets (except for any Fixed Assets sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date hereof and those Fixed Assets in which the Corporation holds a leasehold interest), and such Fixed Assets are owned free and clear of all Liens, except for (a) Liens for Taxes and assessments not yet due and payable or for Taxes the validity of which is being contested in good faith and which are fully reserved against on the Corporation's Interim Balance Sheet; (b) mechanic's, materialmen's and other similar Liens not unusual in nature or amount that have arisen in the Ordinary Course of Business; (c) imperfections of title and Liens the existence of which do not materially detract

                                     15

from the value of, or materially impair the use of, such Fixed Assets; and
(d) the matters disclosed in Schedule 5.8(a) attached hereto. The
                             ---------------
Corporation owns no real property.

                  (b) Except as set forth in Schedule 5.8(b) attached
                                             ---------------
hereto, the Corporation has a valid leasehold interest in the property subject to the Scheduled Leases, free and clear of all encumbrances that would materially interfere with the continued use or operation of such property in the manner heretofore used or operated by the Corporation in the Ordinary Course of Business. To the Corporation's Knowledge, the premises leased by the Corporation are in all material respects, (i) in reasonably good condition and repair, ordinary wear and tear excepted, and (ii) in compliance with applicable Laws.

                  (c) Schedule 5.8(c) attached hereto lists (i) all of the
                      ---------------
Corporation's depreciable personal property as of September 30, 2004 and the location of such items, and (ii) all of the Corporation's leased personal property, and the respective lessors thereof. With respect to the Corporation's leased personal property, such properties are held under valid and enforceable leases. Except as set forth on Schedule 5.8(c) attached
                                               ---------------
hereto, no material tangible assets of the Business (including Inventory) are in the possession of others and the Corporation holds no property on consignment in connection with the Business.

                  (d) The Corporation owns one share of the common stock of Subsidiary, free and clear of all Liens. The Corporation is not party to any agreement whereby the transfer of any of the stock of Subsidiary is subject to any restrictions and there are no voting trusts, proxies or other agreements with respect to the voting of any of the shares of the stock of Subsidiary.

         SECTION 5.9 INTELLECTUAL PROPERTY.
                     ---------------------

                  (a) Schedule 5.9(a) attached hereto sets forth a list of
                      ---------------
all patents and patent applications, trade name, trademark and service mark registrations and applications and copyright registrations and applications that are owned by the Corporation and used directly and exclusively in the Business (the "Owned Intellectual Property").

                  (b) Schedule 5.9(b) attached hereto sets forth a list of
                      ---------------
material agreements under which the Corporation has a license to use a trademark or trade name, service mark, patent or other item of intellectual property in connection with the Business (the "Licensed Intellectual Property").

                  (c) Except as set forth in Schedule 5.9(c) attached
                                             ---------------
hereto, (i) none of the Owned Intellectual Property and, to the Corporation's Knowledge, none of the Licensed Intellectual Property, is the subject of any pending Proceeding that if adversely determined would reasonably be expected to result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing, and (ii) to the Corporation's Knowledge, no such Proceeding is threatened.

                  (d) Except as set forth in Schedule 5.9(d) attached hereto
                                             ---------------
no other Person has been granted any license or other right to use any of the Owned Intellectual Property.

                  (e) The Corporation has good title to the Owned
Intellectual Property free and clear of any Liens, and the right and authority to use same. The consummation of the

                                     16

transactions contemplated hereby will not alter or impair any of the Owned Intellectual Property or any right to use any of the Licensed Intellectual Property, nor accelerate or increase any obligation of the Corporation with respect thereto.

         SECTION 5.10 LITIGATION AND COMPLIANCE WITH LAW. Other than those
                      ----------------------------------
matters set forth on Schedule 5.10 attached hereto, there are no Proceedings
                     -------------
by or before any Governmental Authority that are pending or, to the Corporation's Knowledge, threatened against the Corporation that, if determined adversely to the Corporation's interests, would result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing. The Corporation has not violated any Order applicable to the Corporation nor is the Corporation subject to any unsatisfied Order entered in any Proceeding except for those violations result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing. To The Corporation's Knowledge, the Corporation's operation of the Business as currently conducted does not violate any Law except for those violations which would not that would not result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing. To the Corporation's Knowledge, there is no pending Proceeding against any Person based in whole or in part on the fact that such Person is or was a director or officer of the Corporation nor is the Corporation aware of any such contemplated action. There is not now pending any Proceeding that the Corporation has commenced against another Person nor is the Corporation aware of any such contemplated action except for those Proceedings or actions that would not result in a material liability to the Corporation or materially impair or hinder the Corporation's Business operations after the Closing.

         SECTION 5.11 TAXES. Except as set forth in Schedule 5.11 attached
                      -----                         -------------
hereto:

                  (a) The Corporation has timely and properly filed all Tax Returns that it was required to file on or prior to the date of this Agreement, and has paid or provided for payment of all Taxes required to be paid by the Corporation as disclosed by such Tax Returns, except where the failure to file such Tax Returns or to pay or provide for such Taxes would not result in a material Tax liability to the Corporation. All income and other Tax Returns filed or caused to be filed by the Corporation on or prior to the date of this Agreement were correct and complete in all material respects.

                  (b) No Proceedings are presently pending against the Corporation with regard to Taxes, the Corporation has not received notice of any impending Proceeding not yet commenced relating to the Corporation's liability for Taxes and no deficiency for any Taxes has been assessed against the Corporation which has not been resolved and paid.

                  (c) The Corporation has furnished or made available to Buyer true, correct and complete copies of the Corporation's annual income Tax Returns filed for each of the last three (3) Tax years of the Corporation.

                  (d) The Corporation has complied in all material respects with all Laws relating to the withholding of Taxes and the payment thereof and has in all material respects timely and properly withheld from employee wages and paid over to the proper Taxing authority all employment Taxes required to be withheld and paid over under applicable Laws, except

                                     17

where the failure to withhold and pay over such employment Taxes would not result in a material Tax liability to the Corporation.

                  (e) The Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension has not expired.

                  (f) The Corporation has no liability for any Tax obligations of any Person other than the Corporation (including, without limitation, any current or former Affiliate of the Corporation).

         SECTION 5.12 PERMITS. The permits and licenses listed on Schedule
                      -------                                     --------
5.12 attached hereto (the "Permits") are all of the material governmental
----
permits and licenses necessary to operate the Business as currently conducted. To the Corporation's Knowledge, the Corporation is in material compliance with all requirements and limitations set forth in the Permits.

         SECTION 5.13 CONDITION OF ASSETS. The Fixed Assets (other than the
                      -------------------
Inventory) are, taken as a whole, in reasonably good operating condition and repair, ordinary wear and tear considered, and are suitable for the uses intended therefor.

         SECTION 5.14 CERTAIN CHANGES OR EVENTS. Except as contemplated
                      -------------------------
hereby and as set forth in Schedule 5.14 attached hereto, since December 31,
                           -------------
2003, through the date hereof, the Corporation has not: (a) incurred any loss (whether or not covered by insurance) with respect to any of its assets which caused a financial loss to the Corporation of Fifty Thousand Dollars ($50,000.00) or more, (b) undertaken any material change in accounting methods, principles or practices except as required by GAAP; (c) redeemed, repurchased or otherwise reacquired any of its equity securities; (d) made any increase in the benefits under, or established any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or effected any increase in the compensation payable or to become payable to directors, officers or employees of the Business, except for any of the foregoing that are within the Ordinary Course of Business; (e) entered into any contract (or lease) or any material amendment to any contract (or lease) to which the Corporation is party or by which the Corporation is bound and for which the Corporation's aggregate obligations to pay money thereunder would be in excess of $50,000 or the Corporation would be obligated for a term in excess of three (3) years; (f) abandoned or permitted to lapse any of the Owned or Licensed Intellectual Property that is material to the Business; (g) permitted, allowed or suffered any of the assets of the Corporation to be subject to any Lien other than any such Liens incurred in the Ordinary Course of Business or Liens related to credit agreements in existence on the date hereof, or would not cause a Material Adverse Event;
(h) acquired or made any investment in (by merger, exchange, consolidation, purchase or otherwise) any Person; (i) forgiven any material indebtedness owing to the Corporation or the waiver or release by the Corporation of any claims or rights of material value; (j) made any loan or advance to, or guarantee for the benefit of, any Person, in an amount in excess of $50,000;
(k) incurred or assumed any liabilities, obligations or indebtedness for borrowed money or guaranteed any such liabilities or indebtedness in an amount in excess of $50,000, other than trade accounts payable incurred in the Ordinary Course of Business; (l) made any commitment by the Corporation to make any capital expenditure in excess of $25,000 per item or $100,000 in

                                     18

the aggregate; (m) except in connection with the transactions contemplated by this Agreement, made any sale, transfer or other disposition of any of the Corporation's material assets (tangible or intangible) or any other similar material transaction entered into or carried out by the Corporation other than in the Ordinary Course of Business; or (n) agreed, whether in writing or otherwise, to do any of the foregoing. Except as set forth on
Schedule 5.14 attached hereto, since December 31, 2003, there has not been:
-------------
(i) any event, occurrence, development or state of circumstances or facts involving the Corporation which has had a Material Adverse Effect; (ii) any termination or termination threatened, in writing or orally, or substantial modification of the relationship of the Corporation with any material customer or supplier; or (iii) any material written cure, show cause, or termination notices received by the Corporation with respect to any Scheduled Contract, Scheduled Lease or Government Contract.

         SECTION 5.15 EMPLOYEE BENEFIT MATTERS.
                      ------------------------

                  (a) Schedule 5.15(a) attached hereto lists all Plans
                      ----------------
maintained by the Corporation or to which the Corporation is a party or subject to material liability (the "Corporation Plans"). Schedule 5.15(a)(1)
                                                         -------------------
attached hereto lists all automobiles leased or paid for by the Corporation and all club dues paid for by the Corporation.

                  (b) Each Corporation Plan has been administered in material compliance with its terms and, to the extent applicable, with ERISA or other Law applicable to any Corporation Plan. Each Corporation Plan that is intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (a copy of which has been provided to Buyer) and related trusts have been determined or opined to be exempt from taxation. Nothing has occurred that would cause and no action or proceeding is pending or to the Corporation's Knowledge threatened, which could reasonably be expected to result in the loss of such exemption or qualification except for amendments required by Law for which the remedial amendment period remains open.

                  (c) No Corporation Plan is a multi-employer plan (as defined in Section 3(37) of ERISA) and the Corporation has not contributed to nor ever has been obligated to contribute to any multi-employer plan.

                  (d) To the Corporation's Knowledge, except as set forth on
Schedule 5.15(d) attached hereto, there have been no prohibited transactions
----------------
within the meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Corporation Plan and which would result in a material liability to the Corporation. No reportable event within the meaning of
Section 4043 of ERISA (other than those for which reporting is waived) has occurred with respect to any Corporation Plan subject to Title IV of ERISA. With respect to each Corporation Plan, all material payments due from the Corporation to date have been made and all amounts properly accrued to date as liabilities of Corporation which have not been paid have in all material respects been properly recorded on the books of the Corporation and are reflected on the Interim Balance Sheet.

                  (e) Except as specified on Schedule 5.15(e), no
                                             ----------------
Corporation Plan provides benefits at the expense of the Corporation, including, without limitation, death or medical

                                     19

benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of services other than:

                           (i) continuation coverage mandated by Section
4980B of the Code or other Law;

                           (ii) death or pension benefits under any
Corporation Plan that is an employee pension benefit plan;

                           (iii) deferred compensation benefits accrued as
liabilities on the Interim Balance Sheet;

                           (iv) disability benefits under any Corporation
Plan that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise;

                           (v) benefits in the nature of severance pay; or

                           (vi) rights to convert to an individual policy of
insurance pursuant to the terms of an insurance contract under a Corporation
Plan.

                  (f) Except as set forth on Schedule 5.15(f) attached
                                             ----------------
hereto, to the Corporation's Knowledge, there has been no act or omission by Corporation with regard to the Corporation Plans that has given rise to any material fines, penalties, taxes or related charges under Section 502(c) of ERISA or Chapter 43 of the Code;

                  (g) Except as set forth on Schedule 5.15(g) attached
                                             ----------------
hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any severance, termination, golden parachute or other payment becoming due to any former or current employee of the Corporation or any of its Affiliates or cause an increase in the amount of compensation due to any such current employee or former employee; or (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any Corporation Plan or result in any acceleration of the time of payment or vesting of any such benefits.

         SECTION 5.16 LABOR MATTERS.
                      -------------

                  (a) Except as set forth on Schedule 5.16(a) attached
                                             ----------------
hereto, there is no collective bargaining, representation or similar agreement or arrangement to which the Corporation is a party or by which it is bound.

                  (b) Except as set forth on Schedule 5.16(b) attached
                                             ----------------
hereto:

                           (i) The Corporation is not aware of any currently
pending charge before the National Labor Relations Board (or any counterpart state agency) that the Corporation has engaged in any unfair labor practice;

                           (ii) There is no labor strike, dispute, slowdown,
or stoppage pending or, to the Corporation's Knowledge, threatened against the Corporation;

                                     20

                           (iii) No collective bargaining agreement is
currently being negotiated and, to the Corporation's Knowledge, no organizing effort is currently being made with respect to the Corporation's employees;

                           (iv) To the Corporation's Knowledge, there is no
basis for which a material claim may be made against the Corporation under any collective bargaining agreement to which the Corporation is a party; and

                           (v) To the Corporation's Knowledge, no current or
former employee of the Corporation has any valid claim against the Corporation on account of or for:

                                    (A) overtime pay, other than overtime
pay for the current payroll period,

                                    (B) wages or salary (excluding current
bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period,

                                    (C) vacation, time off or pay in lieu of
vacation or time off, other than as may be accrued on the books and records of the Corporation in accordance with GAAP or earned in respect of the current fiscal year, or

                                    (D) any violation of any Law relating to
minimum wages or maximum hours of work; except, however, to the extent that any of the foregoing is reflected on the Interim Balance Sheet.

                  (c) Schedule 5.16(c) attached hereto lists all employees
                      ----------------
of the Corporation, together with their respective job titles, dates of employment, current rates of compensation (including any increases in compensation since December 31, 2003) and office location. Except as otherwise disclosed in the Schedules hereto, the Corporation has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no charge or complaint actually pending or to the Corporation's Knowledge, threatened against the Corporation before the Equal Employment Opportunity Commission or the Department of Labor, or any state or local agency of similar jurisdiction. Except as otherwise noted on Schedule 5.16(c) attached hereto, the
                             ----------------
employment of all persons employed by the Corporation is terminable at will, without any penalty or severance obligation of any kind on the part of the Corporation.

                  (d) Schedule 5.16(d) attached hereto lists each individual
                      ----------------
written employment agreement that the Corporation has with employees.

         SECTION 5.17 INSURANCE. Schedule 5.17 attached hereto sets forth a
                      ---------  -------------
list and a brief description of all insurance policies and coverage maintained by the Corporation with respect to the property, assets and operations of the Business. All such insurance policies are in full force and effect in all material respects. Except as set forth in Schedule 5.17
                                                            -------------
attached hereto, there are no pending claims relating to the Business under such insurance policies by the Corporation as to which the insurers have denied liability. The Corporation has not received any notice or other

                                     21

communication within one (1) year prior to the date hereof canceling or materially amending or materially increasing the premium payable under any of the Corporation's insurance policies and, to the Corporation's Knowledge, no such cancellation, amendment or an increase of premiums is threatened. There remains no outstanding written requirements or recommendations of any insurance company or any Governmental Authority pertaining to any material repairs or other material work to be done on or with respect to any of the Corporation's properties.

         SECTION 5.18 BOOKS AND RECORDS. The minute books and stock transfer
                      -----------------
records of the Corporation and the Subsidiary, all of which have been made available to Buyer, are complete and correct in all material respects.

         SECTION 5.19 BANK ACCOUNTS. Schedule 5.19 attached hereto sets
                      -------------  -------------
forth a list of all bank accounts, lock box accounts and other special purpose bank accounts maintained by the Corporation, together with the names of all persons who are authorized signatories or have access thereto or control thereover.

         SECTION 5.20 NO UNDISCLOSED LIABILITIES. Except as set forth in
                      --------------------------
Schedule 5.20 attached hereto, the Corporation does not have any liability
-------------
other than those liabilities (a) reflected or reserved against in the most recent of the Financial Statements, (b) liabilities under this Agreement and under any agreements, contracts, purchase orders or matters disclosed in any Schedule hereto, (c) incurred in the Ordinary Course of Business and not required to be set forth in the most recent of the Financial Statements under GAAP, and (d) liabilities incurred in the Ordinary Course of Business since the date of the most recent of the Financial Statements that individually, or in the aggregate, would not be reasonably likely to result in material liability to the Corporation or materially impair or hinder the Corporation's operations after the Closing Date.

         SECTION 5.21 RELATIONSHIPS WITH AFFILIATES. No officer, director,
                      -----------------------------
or stockholder of the Corporation and, to the Corporation's Knowledge, no relative of such an officer, director, or stockholder, has any agreement with the Corporation (whether for employment, provision of services or goods or otherwise) or any interest in any property (real, personal or mixed, tangible or intangible) used by or pertaining to the Corporation, except solely as a stockholder or employee (and as disclosed on the Schedules attached hereto) and except as set forth on Schedule 5.21.
                                            -------------

         SECTION 5.22 BROKER'S FEES. Neither the Shareholders nor the
                      -------------
Corporation has any liability or obligation to pay any brokerage or finder's fees or commissions with respect to the transactions contemplated herein other than those amounts the Corporation has agreed to pay Wachovia Capital Markets, LLC as financial advisor in connection with the transaction contemplated hereby.

         SECTION 5.23 BILLED ACCOUNTS RECEIVABLE. All the billed accounts
                      --------------------------
receivable reflected in the most recent of the Financial Statements and any billed accounts receivable arising between the date of such Financial Statements and the Closing Date arose or will have arisen in the Ordinary Course of Business and represent (or will represent) bona fide obligations owing to the Corporation from the applicable account debtor. Except as set forth on Schedule 5.23 attached hereto, to the Corporation's Knowledge, such billed accounts receivable are not and will not be

                                     22

on the Closing Date subject to any valid counterclaim, set-off, defense or Lien. The reserves for doubtful accounts set forth in the most recent of the Financial Statements have been established in accordance with GAAP.

         SECTION 5.24 INVENTORY. Except as set forth on Schedule 5.24
                      ---------                         -------------
attached hereto, there is no Inventory held or owned by the Corporation at any location not owned or leased by the Corporation and no Inventory is held by Corporation on consignment from others. Except as set forth on Schedule
                                                                  --------
5.24 attached hereto, the Inventory (except for such portion thereof as has
----
been written off or is subject to reserve in the most recent of the Financial Statements), in all material respects, is usable and saleable in the Ordinary Course of Business and exists in quantities which do not materially exceed levels which are reasonable in the present circumstances of the Business and such will be the case on the Closing Date.

         SECTION 5.25 ENVIRONMENT MATTERS. Except as set forth on Schedule
                      -------------------                         --------
5.25 attached hereto, to the Corporation's Knowledge:
----

                  (a) the Corporation is in compliance in all material respects with all applicable Environmental Laws, and the Corporation has not received any written notice or demand from a Governmental Authority which is currently pending, alleging a material violation of any Environmental Law, ordering or requesting that steps be taken to remedy any environmental condition on or at the Corporation's facilities (or elsewhere), or claiming that the Corporation is responsible for material damages, losses, penalties, fines, liabilities, costs and expenses of any kind or nature (including attorneys' fees) as a result of the existence of hazardous materials or substances upon, about or underneath any of the Corporation's current or former facilities or migrating or threatening to migrate to or from any such facilities;

                  (b) the Corporation has all material permits and other authorizations required under the Environmental Laws, and the Corporation is in compliance in all material respects with all such permits and other authorizations;

                  (c) no conditions were created by the Corporation at any facility currently or formerly owned, leased or operated by the Corporation during the period of the Corporation's ownership, lease or operation of such facility that require remediation of any material nature under any Environmental Law;

                  (d) the Corporation has not received any notice or demand which is currently pending under any Environmental Law as a result of the offsite disposal of any hazardous material or waste by the Corporation; and

                  (e) the Corporation has not placed or caused to be placed on any facilities currently or formerly owned, leased, occupied or operated by the Corporation any underground storage tanks nor is the Corporation aware of any such underground storage tanks having been placed on or underneath any of such facilities at any time by any Person.

         SECTION 5.26 GOVERNMENT CONTRACTS. Set forth on Schedule 5.26
                      --------------------               -------------
attached hereto is a list of each Government Contract.

                                     23

                  (a) Schedule 5.26(a) attached hereto identifies each
                      ----------------
Government Contract with respect to which:

                           (i) the Corporation is in material breach or with
the passage of time or the giving of notice, or both, the Corporation would be in material breach;

                           (ii) the Corporation expects to recognize a loss
at the gross profit level (determined on a basis consistent with GAAP) in connection with such contract or any option thereof;

                           (iii) full funding (pursuant to multi-year
contract provisions) has not been established;

                           (iv) there has been a material amendment since
December 31, 2003, other than in the Ordinary Course of Business;

                           (v) to the Corporation's Knowledge, the other
party(ies) to the Government Contract are in material breach or with the passage of time or the giving of notice, or both, such other party(ies) would be in material breach; or

                           (vi) the consent or approval of the other
party(ies) to the Government Contract is required in connection with the consummation of the transactions contemplated by this Agreement. Schedule
                                                                 --------
5.26(a) attached hereto further briefly describes the circumstances with
-------
respect to any of the above described disclosures.

                  (b) Except as set forth on Schedule 5.26(b) attached
                                             ----------------
hereto:

                           (i) to the Corporation's Knowledge, there are no
audits (other than those conducted in the Ordinary Course of Business) of any Government Contracts being conducted by the U.S. Government, a prime contractor or any other party to any Government Contract;

                           (ii) except to the extent finally resolved (and
except for any liability relating thereto paid or reflected on the Interim Balance Sheet), to the Corporation's Knowledge, the Corporation has not, with respect to any Government Contracts, received during the past two (2) years:

                                    (A) any written cure notice or show
cause notice (as defined in the Federal Acquisition Regulations Part 49) pursuant to applicable contract default provisions or notice of default;

                                    (B) any written contract termination,
whether for default, convenience, cancellation or lack of funding or other reasons;

                                    (C) any written final decision or
unilateral modification assessing a price reduction, penalty or claim for damages or other remedy;

                                     24

                                    (D) any written claim based on
assertions of defective pricing or violations of Government cost accounting standards or cost principles; or

                                    (E) any written request for an equitable
adjustment of, or claim concerning, such contracts by any of the Corporation's customers, subcontractors or suppliers;

                           (iii) the Corporation has not, within the past
five (5) years, with respect to any Government Contract, received any written notice of any investigation or enforcement proceeding of a criminal, civil or administrative nature by any investigative or enforcement agency of any Government (including any qui tam action brought under the Civil False
                              --- ---
Claims Act alleging any irregularity, misstatement or omission arising under or relating to any Government Contract); and

                           (iv) there exists no financing arrangements with
respect to performance of any current Government Contract.

                  (c) Except as set forth on Schedule 5.26(c) attached
                                             ----------------
hereto, neither the Corporation, nor any of the Corporation's officers or, to the Corporation's Knowledge, any of the Corporation's employees, is suspended or debarred from doing business with the U.S. Government or is the subject of a finding of nonresponsibility or ineligibility for U.S. Government contracting, and to the Corporation's Knowledge, there are no circumstances that would warrant the institution of suspension or debarment proceedings against the Corporation or any of its officers or employees.

                  (d) Except as set forth on Schedule 5.26(d) attached
                                             ----------------
hereto:

                           (i) neither the Corporation nor any of its
directors or officers, or, to the Corporation's knowledge, any of the Corporation's employees, consultants or agents, is or during the past two
(2) years has been under administrative, civil or criminal investigation or indictment by the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid; and

                           (ii) during the past two (2) years, neither the
Corporation nor any Affiliate of the Corporation has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any allegation of any irregularity, misstatement or omission arising under or relating to a Government Contract or Bid.

                  (e) Except as set forth on Schedule 5.26(e) attached
                                             ----------------
hereto, there are not:

                           (i) any material claims pending or, to the
Corporation's Knowledge, threatened against the Corporation, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract; and

                           (ii) any material disputes before a court or
administrative agency between the Corporation and the U.S. Government under the Contract Disputes Act or any other statute or regulation or between the Corporation and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Except as set forth on Schedule
                                                               --------

                                     25

5.26(e) attached hereto, subsequent to December 31, 2003, the Corporation
-------
has not received any draft or final post award audit report.

                  (f) To the Corporation's Knowledge, except as set forth on
Schedule 5.26(f) attached hereto, all material test and inspection results
----------------
provided by the Corporation to the U.S. Government or to any other Person pursuant to any Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured by the Corporation were complete and correct in all material respects as of the date so provided. To the Corporation's Knowledge, except as set forth in the Schedule 5.26(f)
                                                        ----------------
attached hereto, the Corporation has provided all material test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Law and the terms of the applicable Government Contracts.

                  (g) To the Corporation's Knowledge, with respect to each and every Government Contract and Bid to which the Corporation is currently a party, and except as otherwise set forth in Schedule 5.26(g) attached
                                              ----------------
hereto or in any Schedule referenced in this Section 5.26, (i) the Corporation has complied in all material respects with all terms and conditions of each Governmental Contract and Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Corporation has complied in material respects with all requirements of Laws pertaining to any Government Contract or Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to a Government Contract or Bid in all material respects, are accurate and complete as of their effective date, and the Corporation has complied in all material respects with such representations and certifications including, without limitation, all representations and certifications required by or relating to any and all Laws and the regulations and rules relating to the submission of progress payment requests; (iv) no material cost incurred by the Corporation has been disallowed; and (v) no material amount of money due to the Corporation from the Government has been withheld or set off or been the subject of any attempt to withhold or set off.

                  (h) To the Corporation's Knowledge, except as set forth on
Schedule 5.26(h) attached hereto, the Corporation is in material compliance
----------------
with all of its obligations relating to the customer furnished items under the terms of Government Contracts to which it is a party, including, but not limited to, government furnished equipment, government furnished property, government furnished information and like categories of customer furnished assets provided by the Government in such Government Contracts.

                  (i) Except to the extent prohibited by the Industrial Security Manual for Safeguarding Classified Information, Schedule 5.26(i)
                                                         ----------------
attached hereto sets forth all facility security clearances held by the Corporation and all personal security clearances held by any officer or employee of the Corporation.

                  (j) To the Corporation's Knowledge, the Corporation's cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all Government regulations and rules.

                                     26

         SECTION 5.27 PRODUCT LIABILITY. Except as described on Schedule
                      -----------------                         --------
5.27 attached hereto, no material claim or allegation of personal injury,
----
death, or property or economic damages, claim for punitive or exemplary damages, claim for contribution or indemnification, or claim for injunctive relief in connection with any product manufactured, sold or distributed by the Corporation has been asserted in writing against the Corporation.

         SECTION 5.28 CERTAIN UNLAWFUL PRACTICES. In the five (5) year
                      --------------------------
period preceding the date of this Agreement, the Corporation has not nor has any officer, employee or agent of the Corporation nor has any Person acting on any of their behalf, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including, but not limited to, violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject the Corporation to any material damage or penalty in any civil, criminal or Government litigation or proceeding or which would be grounds for termination or modification of any Government Contract or any Scheduled Contract.

         SECTION 5.29 BACK CHARGES, REBATES, ETC. Except as set forth on
                      --------------------------
Schedule 5.29 attached thereto, there are no material outstanding claims by
-------------
customers for back charges, rebates, price reductions, credits or settlements, or for breaches of product or service warranties, or for product liability for products manufactured or sold by the Corporation.

         SECTION 5.30 QUOTE LOG. Included on Schedule 5.30 attached thereto
                      ---------              -------------
is the quote log of the Corporation as of November 30, 2004, which quote log contains a list of all outstanding Bids or proposals for contract under which the value of services to be performed or goods to be provided by the Corporation or the costs of goods to be sold by the Corporation is expected to exceed $100,000.

         SECTION 5.31 DOCUMENTS. True, correct and complete copies of all
                      ---------
documents creating or evidencing any Plan, Scheduled Contract, Scheduled Lease, Government Contract, agreement, lease, commitment or obligation described within this Article Five have been furnished to Buyer. All of the data and information provided to the Buyer by the Corporation and/or the Seller relating to the Government Contracts and Scheduled Contracts (including, without limitation, estimates of percentage of completion and estimates of cost to complete) was prepared in good faith by the Corporation's management.

         B. Seller represents and warrants to Buyer, except as otherwise disclosed in the Schedules:

         SECTION 5.32 TITLE TO SHARES. Except as set forth in Schedule 5.32
                      ---------------                         -------------
attached hereto, the Shareholders are the beneficial and record owners of the Shares, free and clear of all Liens, and are not parties to any agreement whereby the transfer of any of the Shares is subject to any restrictions. Except as set forth in Schedule 5.32 attached hereto, there
                                     -------------
are no voting trusts, proxies or other agreements with respect to the voting of any of the Shares.

         SECTION 5.33 AUTHORIZATION OF TRANSACTION. Each of the Shareholders
                      ----------------------------
has full power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the

                                     27

Shareholders enforceable against each of the Shareholders in accordance with its terms except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

         SECTION 5.34 NONCONTRAVENTION. Neither the execution and the
                      ----------------
delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which each of Seller or any of and the Trusts is subject or (b) conflict with, result in a breach or termination of, or constitute a default under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or any of the Trusts is a party or by which it or he is bound or to which any of its or his assets is subject.

         SECTION 5.35 NO CLAIMS. Neither Seller nor any of the Trusts have
                      ---------
any claim against the Corporation, for whatever reason, either as a stockholder, director, officer, or otherwise, other than relating to employment benefits provided in the Ordinary Course of Business, and after the Closing, neither the Corporation nor the Buyer shall have any further obligations owing to the Seller or any of the Trusts, except to the extent expressly provided in this Agreement, or as otherwise agreed to in writing after the Closing between Seller and/or any of the Trusts on the one hand and the Corporation and/or the Buyer on the other hand.

                                ARTICLE SIX
                   REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Corporation and each of the Shareholders as follows:

         SECTION 6.1 CORPORATE EXISTENCE. Buyer is a corporation duly
                     -------------------
organized, validly existing and in good standing under the laws of the State of Missouri.

         SECTION 6.2 CORPORATE POWER AND AUTHORITY. Buyer has the corporate
                     -----------------------------
power and authority to own its properties and assets and to carry on the business in which it is now engaged. Buyer has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

         SECTION 6.3 EXECUTION AND DELIVERY PERMITTED. The execution,
                     --------------------------------
delivery and performance of this Agreement will not: (a) violate any term of Buyer's Articles of Incorporation or Bylaws; (b) result in a breach of or constitute a default under any agreement or other instrument to which Buyer is a party which would adversely effect Buyer's ability to consummate the transactions contemplated hereby; or (c) violate any Law or Order applicable to Buyer. Buyer's Board of Directors and shareholders have taken all action required by law and by Buyer's Articles of Incorporation and Bylaws to authorize the execution, delivery and performance of this Agreement.

         SECTION 6.4 BINDING EFFECT. This Agreement is the legal, valid and
                     --------------
binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                                     28

         SECTION 6.5 CONSENTS. The execution, delivery and performance of
                     --------
this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require any filing with, notice to or consent, waiver or approval of any Person other than any filing required under the HSR Act and the expiration of any applicable waiting period thereunder.

         SECTION 6.6 INVESTMENT INTENT. Buyer is acquiring the Shares for
                     -----------------
investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended. Buyer does not presently intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares unless and until Buyer determines at such future date that changed circumstances, not now anticipated, make such disposition advisable. Buyer acknowledges that the Shares are not being registered under the securities laws of the United States or any state thereof in reliance upon one or more exemptions from the registration requirements made available under such laws, and that the statutory basis for such exemptions may not be present if Buyer has a present intent to acquire the Shares with a view to the distribution thereof. Buyer further acknowledges that the Shares may not be resold unless the Shares are registered under the Securities Act and applicable state securities law or an exemption from registration thereunder is applicable.

         SECTION 6.7 AVAILABLE FUNDS. Buyer has sufficient existing cash
                     ---------------
resources to fund the Purchase Price.

         SECTION 6.8 BROKER'S FEES. Buyer has no liability or obligation to
                     -------------
pay any brokerage or finder's fees or commissions with respect to the transactions contemplated hereby.

                               ARTICLE SEVEN
                        COVENANTS OF THE CORPORATION

         The Corporation covenants and agrees as follows:

         SECTION 7.1 CONDUCT OF BUSINESS. From the execution of this
                     -------------------
Agreement through the Closing or such earlier time as this Agreement is terminated, except as contemplated by this Agreement, as set forth in
Schedule 7.1 attached hereto or as otherwise agreed in writing with Buyer:
------------
(a) the Business will be conducted by the Corporation only in the Ordinary Course of Business and the Corporation will not enter into any transaction material in nature or amount other than in the Ordinary Course of Business,
(b) the Corporation will not enter into, adopt or amend any employee benefit plan, agreement, or arrangement, enter into or amend any employment or consulting contracts or increase the salaries, compensation or benefits of its officers, employees or consultants outside of the Ordinary Course of Business, (c) the Corporation shall not incur any liability for borrowed money or encumber any of its assets, except with respect to ongoing obligations under credit agreements outstanding on the date hereof as the same may be extended or amended after the date hereof in the Ordinary Course of Business, (d) the Corporation will use reasonable efforts to preserve the Business intact, to keep available the service of its officers and employees and to preserve the goodwill of suppliers, customers and others doing business with the Corporation, (e) the Corporation will not make any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate, other than as necessary to maintain existing assets in good repair, (f) the Corporation will maintain its

                                     29

corporate existence in full force and effect, will not amend its Articles of Incorporation or By-Laws and no change shall be made in the number of shares or terms of the authorized, issued or outstanding capital stock of the Corporation, nor shall the Corporation enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock, (g) the Corporation will not perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach or default by the Corporation of any contract or agreement which breach or default might result in a material liability to the Corporation, (h) the Corporation will take no actions to materially alter delivery dates, production schedules, shipment dates or the like except in the Ordinary Course of Business, (i) the Corporation will not declare or pay any dividends of any kind or make any distributions in respect of the Corporation's capital stock, (other than those made in accordance with Section 3.3 hereof or relating to the distribution of the Corporation's income for periods prior to the Closing Date or the extinguishment of any loans or advances to the Corporation's officers, directors or Shareholders or the transfer of the Excluded Assets), (j) the Corporation will not make any loans or advances to officers, directors or shareholders of the Corporation (except for travel advances in the Ordinary Course of Business),
(k) the Corporation will pay in full all Taxes of the Corporation becoming due and payable prior to the Closing Date, and (l) the Corporation will not take any action which would require a material change to the disclosures of the Corporation or the Seller given under Article Five. Further, the Corporation agrees to (i) maintain its records and books of accounts in a manner consistent with past practices, (ii) maintain its tangible assets and properties in good condition, order and repair, reasonable wear and tear excepted, (iii) preserve all of its rights in the Intellectual Property, and
(iv) pay (on or before the date when due) its accounts payable and other obligations (including, without limitation, amounts due under credit agreements outstanding on the date hereof) in the Ordinary Course of Business.

         SECTION 7.2 BUYER'S ACCESS TO PREMISES AND INFORMATION.
                     ------------------------------------------

                  (a) Between the date of this Agreement and the Closing Date or such earlier time as this Agreement is terminated, Buyer and its counsel, accountants and other representatives shall have, subject to the terms and conditions of that certain letter agreement from Buyer to the Corporation dated July 30, 2004, attached hereto as Exhibit 7.2 (the
                                                    -----------
"Confidentiality Agreement"), upon reasonable advance notice and during normal business hours, reasonable access to senior management of the Corporation and all properties, books, accounts, records, contracts and documents of the Corporation, and the Corporation shall furnish or make available or cause to be furnished or made available to Buyer and its representatives such data and information concerning the assets of the Corporation and the Business as may reasonably be requested by Buyer.

                  (b) Upon Buyer's reasonable request from time to time after Closing, Seller shall, upon reasonable notice, afford to authorized representatives of the Buyer and the Corporation reasonable access during normal business hours to any books, records, documents and information, including any financial records in Seller's possession or under Seller's control relating to the Corporation or the Business or otherwise relating to Buyer's rights and obligations hereunder or any other obligations of the Corporation.

         SECTION 7.3 CONSENTS AND GOVERNMENTAL FILINGS. As soon as
                     ---------------------------------
reasonably practical after the execution and delivery of this Agreement, the Corporation will use its reasonable efforts

                                     30

to obtain, prior to the Closing Date, all material consents and authorizations necessary to consummate the transactions contemplated hereby. Buyer shall cooperate, at Buyer's expense, with the Corporation's efforts in obtaining such consents and authorizations when called upon to do so.

         SECTION 7.4 COOPERATION. The Corporation will use its reasonable
                     -----------
efforts to facilitate and cause the consummation of the transactions contemplated hereby

         SECTION 7.5 KNOWLEDGE OF BREACH; CURRENT INFORMATION. The
                     ----------------------------------------
Corporation shall advise the Buyer in writing promptly (and in any event prior to the Closing) of (i) the occurrence of any event which renders any of the Corporation's and/or the Seller's representations or warranties set forth herein inaccurate in any material respect or the awareness of the Corporation that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of the Corporation or the Seller to comply with or accomplish any of the covenants or agreements of the Corporation or the Seller set forth herein in any material respect. Between the date hereof and the Closing Date, the Corporation will provide Buyer promptly on becoming available copies of all operating reports and financial statements prepared by or for the Corporation. If any of the information disclosed on any of the Schedules hereto is (or becomes) incorrect, the Corporation shall prepare and deliver to the Buyer updated Schedules promptly after discovering same and prior to the Closing. If any matter arises after the date hereof which, had such matter existed or occurred on or prior to the date hereof, would have been required to have been disclosed on the Corporation or the Seller's Schedules, such Party shall prepare and deliver to the Buyer supplemental Schedules prior to Closing. Any updated or supplemental Schedules delivered pursuant to this Section 7.5 shall be deemed to amend the delivering Party's Schedules.

         SECTION 7.6 CERTAIN LIABILITIES; TRANSFERS. Prior to the Closing,
                     ------------------------------
the Corporation and the Seller shall take all action as is necessary to cause any notes or receivables due to the Corporation from the Shareholders or the Corporation's officers or directors to be cancelled or otherwise extinguished, other than travel advances. Further, the Corporation and the Seller agree to use commercially reasonable efforts prior to the Closing to do all such acts and undertakings as are necessary to cause title to the Excluded Assets to be transferred to the Seller.

                               ARTICLE EIGHT
                             COVENANTS OF BUYER

         Buyer covenants and agrees as follows:

         SECTION 8.1 BUYER PERFORMANCE. Buyer hereby covenants and agrees to
                     -----------------
accept conveyance of the Shares subject to the terms and conditions of this Agreement. Buyer will use its reasonable efforts to facilitate and cause the consummation of the transactions contemplated hereby and to obtain from all Persons, and take all other actions with respect to, all consents or approvals required on the part of Buyer with respect to the consummation of the transactions contemplated hereby.

                                     31

         SECTION 8.2 CONFIDENTIALITY. In the event the transactions
                     ---------------
contemplated hereby are not consummated for any reason whatsoever, Buyer shall continue to be bound by the terms of the Confidentiality Agreement.

         SECTION 8.3 BROKER'S FEES. Buyer shall indemnify and hold the
                     -------------
Shareholders harmless in respect to any claim for brokerage or finder's fees or commissions with respect to the transactions contemplated herein by anyone claiming to have acted on behalf of Buyer.

         SECTION 8.4 NOTIFICATION OF CERTAIN MATTERS. From the date of this
                     -------------------------------
Agreement through the Closing, Buyer shall promptly notify Seller of the occurrence of any fact or event that would reasonably be expected (a) to cause any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect; (b) to cause any covenant, condition or agreement of Buyer hereunder not to be complied with or satisfied in any material respect; or (c) to be a Material Adverse Event.

         SECTION 8.5 INSURANCE. For a period of six (6) years after the
                     ---------
Closing Date, Buyer shall cause the Corporation and its successors and assigns to maintain a reasonable amount of product liability insurance with respect to any and all products developed, designed, manufactured or sold by the Corporation and its successors and assigns with a reputable insurance company and shall cause each of the Shareholders to be included as an additional named insured thereon.

         SECTION 8.6 NOTICES TO THIRD PARTIES. In conjunction with the
                     ------------------------
Corporation, Buyer shall use reasonable efforts to make all other filings and to give notice to all third parties that may reasonably be required to consummate the transactions contemplated hereby.

         SECTION 8.7 ACCESS TO BOOKS AND RECORDS. Buyer agrees to (a) hold
                     ---------------------------
all of the books and records of the Corporation, and not destroy or dispose of any thereof, for a period of six (6) years from the Closing Date or such longer time as may be required by Law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Seller and (b) following the Closing Date, afford the Shareholders and their accountants and counsel, during normal business hours, upon reasonable request, reasonable access to such books, records and other data to the extent that such access may be requested in connection with claims or litigation against the Shareholders or necessary to allow the Shareholders to prepare any Tax Returns or for any other reasonable business purpose related to the Shareholders' prior ownership of the Corporation at no cost to the Shareholders (other than for actual out-of-pocket expenses of Buyer); provided, however, that nothing herein shall limit any of the Shareholders' rights of discovery. Nothing in this Section 8.9 will obligate Buyer to take actions that would unreasonably disrupt or interfere with the Ordinary Course of the Business, violate the terms of any contract to which the Corporation and/or the Buyer is a party or to which they or any of their assets are subject or grant access to any of their proprietary, confidential or classified information (except to the extent required for purposes of defending or prosecuting any third party legal proceedings).

         SECTION 8.8 EMPLOYEES. Buyer shall be responsible for, and shall
                     ---------
hold the Shareholders harmless from and against any and all liability with respect to, any notification that may be required under the Federal Worker Adjustment and Retraining Notification Act of 1988.

                                     32

         SECTION 8.9 SEVERANCE OBLIGATIONS. Buyer agrees that the
                     ---------------------
Corporation is and will remain responsible for the Corporation's severance obligations to certain employees identified on Schedule 8.9 attached hereto
                                               ------------
and Buyer shall cause the Corporation to perform said obligations in accordance with the terms of said person's Employment Agreements with the Corporation, true and correct copies of which have been made available to Buyer.

         SECTION 8.10 CLOSING BONUSES. Buyer agrees to cause the Corporation
                      ---------------
to pay the closing bonuses set forth on Schedule 9.2(f) with funds provided
                                        ---------------
by Buyer.

                                ARTICLE NINE
                            CONDITIONS TO CLOSING

         SECTION 9.1 BUYER'S CONDITIONS TO CLOSING. The obligations of Buyer
                     -----------------------------
hereunder are subject to the satisfaction of each of the following conditions at or before Closing, any and all of which may, at the option of Buyer, be waived:

                  (a) All representations and warranties of the Corporation and the Seller in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made as of the Closing Date (without giving effect to modifications to the Schedules to this Agreement which are delivered by the Corporation or the Seller after the date hereof and on or before the Closing Date), unless the representation or warranty specifies another date, and each of the Corporation and the Seller shall have delivered to Buyer a certificate to such effect with respect to its or his representations and warranties dated as of the Closing Date;

                  (b) Each of the Corporation and the Seller shall have performed and complied in all material respects with all of its or his respective obligations under this Agreement which are to be performed or complied with by the Corporation or Seller prior to or on the Closing Date and each of the Corporation and the Seller shall have delivered to Buyer a certificate to such effect with respect to its or his performance and compliance with obligations dated as of the Closing Date;

                  (c) The Corporation and the Seller shall have delivered all of the items and documents required to be delivered by it or him pursuant to Section 4.2 of this Agreement;

                  (d) The form and substance of the documents delivered by the Corporation and Seller pursuant to this Agreement shall be reasonably acceptable to Buyer and Buyer's counsel; and

                  (e) There shall be no Proceedings pending or threatened that would materially restrict or prohibit consummating the transactions contemplated herein (provided, however, that a Proceeding commenced by Buyer or any Person controlled by Buyer shall not constitute a Proceeding for purposes of this Section 9.1(e)).

         SECTION 9.2 SELLER'S CONDITIONS TO CLOSING. The obligations of the
                     ------------------------------
Seller and the Trusts hereunder are subject to the satisfaction of each of the following conditions at or before Closing, any and all of which may, at the option of Seller, be waived:

                                     33

                  (a) All representations and warranties of Buyer in this Agreement shall be true in all material respects on and as of the Closing Date as if made as of the Closing Date, and Buyer shall have delivered to the Corporation and the Shareholders a certificate to such effect dated as of the Closing Date;

                  (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including, without limitation, Section 8.11 hereof, and Buyer shall have delivered to the Shareholders a certificate to such effect with respect to its performance and compliance with obligations dated as of the Closing Date;

                  (c) Buyer shall have delivered all of the items and documents required to be delivered by it under Section 4.3 of this Agreement;

                  (d) The form and substance of the documents delivered by Buyer pursuant to this Agreement shall be reasonably acceptable to the Corporation and Seller and counsel for the Corporation and Seller;

                  (e) There shall be no Proceedings pending or threatened that would restrict or prohibit consummating the transactions contemplated herein; and

                  (f) Buyer shall provide the Corporation with the funds to pay, simultaneously with the Closing, the closing bonuses set forth on
Schedule 9.2(f).
---------------

                                ARTICLE TEN
                        SURVIVAL AND INDEMNIFICATION

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
                      -----------------------------------------------------
The representations and warranties contained in Sections 5.2, 5.4(a), 5.22, 5.32, 5.33, 6.2, 6.6 and 6.8 hereof and the disclosures set forth in
Schedule 5.2(a) and Schedule 5.32 attached hereto, shall survive the Closing
---------------     -------------
indefinitely. The representations and warranties contained in Sections 5.11,
5.15 and 5.25 hereof, any claims in respect of the Excluded Liabilities and any claims in respect of claims determined by final non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Seller and/or the Corporation, shall survive the Closing until the expiration of the applicable statutes of limitations therefor (or any extensions thereof in the case of Tax matters). All other representations, warranties, and covenants and agreements to be performed by any of the Parties prior to Closing contained in this Agreement shall survive the Closing for a period of fifteen (15) months. The covenants and agreements to be performed by any of the Parties after the Closing shall continue and survive the Closing in accordance with their terms. Notwithstanding the foregoing, any claim that has been timely asserted in accordance with this Section 10.1 and Section
10.4 hereof shall survive past the time limits set forth in this Section
10.1 until the final resolution of the claim.

         SECTION 10.2 INDEMNIFICATION BY SELLER. Subject to the terms and
                      -------------------------
limitations of this Article, Seller agrees to defend, indemnify and hold harmless Buyer and the Corporation from and against any and all loss, liability, damage, cost and expense including reasonable attorneys' fees incurred or resulting from:

                                     34

                  (a) any breach of a representation or warranty made by the Corporation or Seller in this Agreement or in any certificate or other instrument furnished or to be furnished by the Corporation or the Seller to the Buyer under this Agreement;

                  (b) any breach or non-fulfillment of any covenant or agreement by the Corporation or Seller under this Agreement;

                  (c) any of the Excluded Liabilities;

                  (d) any inaccuracies in the disclosure of Share ownership set forth on Schedule 5.2(a); and

                  (e) all Proceedings (including settlement and satisfaction of judgment payments, interest, fines and penalties) incident to any of the foregoing (each a "Buyer Indemnification Claim").

If, prior to the Closing, Corporation or Seller shall inform Buyer in writing that it or he has failed to satisfy any of the conditions to Closing set forth in Section 4.2 or that it or he has breached any of the representations and warranties set forth in Article Five and, notwithstanding such disclosure, Buyer proceeds with the Closing, Buyer shall be deemed to have waived its right to seek indemnification for any such failure or breach.

         SECTION 10.3 INDEMNIFICATION BY BUYER. Subject to the terms and
                      ------------------------
limitations of this Article, Buyer agrees to defend, indemnify, and hold harmless each of the Shareholders from and against any and all loss, liability, damage, cost and expense incurred or resulting from:

                  (a) Buyer's ownership or operation of the Corporation and its assets or the Business after the Closing Date;

                  (b) any breach of a representation or warranty made by Buyer in this Agreement or in any certificate or other instrument furnished or to be furnished by Buyer to the Shareholders under this Agreement;

                  (c) any breach, or non-fulfillment of any covenant or agreement by Buyer under this Agreement; and

                  (d) all Proceedings (including settlement and satisfaction of judgment payments, interest, fines and penalties) incident to any of the foregoing (each a "Shareholder Indemnification Claim").

         SECTION 10.4 TIME TO ASSERT CLAIMS. Any Buyer or Shareholder
                      ---------------------
Indemnification Claims made pursuant to this Article must be asserted by providing written notice to the Party against which the Indemnification Claim is made reasonably promptly after the asserting Party becomes aware of such Claim setting forth in reasonable detail the basis of the claim and identifying the specific representation, warranty or covenant alleged to have been breached (the "Indemnification Claim Notice") and, in any event, prior to the expiration of the survival period set forth in Section 10.1 for the representation, warranty, covenant or agreement that is alleged to have been breached. The right of a Party to be indemnified hereunder shall be waived upon such

                                     35

Party's failure to give such Indemnification Claim Notice within the applicable survival period set forth in Section 10.1 hereof. The Parties shall resolve disputes between them regarding Indemnification Claims in accordance with Article Eleven hereof.

         SECTION 10.5 THIRD PARTY CLAIM INDEMNIFICATION PROCEDURE. An
                      -------------------------------------------
indemnified Party shall promptly notify the indemnifying Party within a reasonable period of the existence of any Indemnification Claim resulting from a claim made by a third party and shall give the indemnifying Party the opportunity to defend the same at its own expense and with counsel of its own selection, provided that such indemnified Party shall at all times also have the right to participate fully in the defense of the Indemnification Claim at its own expense (without any right to indemnity hereunder for said expenses). If the indemnifying Party shall, within twenty (20) days after such notice, fail to acknowledge its indemnification obligation hereunder in writing or thereafter fails to defend such Indemnification Claim adequately and reasonably, and such indemnified Party is entitled to such defense, such indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) such Indemnification Claim on behalf, for the account and at the sole risk and expense, of the indemnifying Party provided, however, that no such compromise or settlement shall be made without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         SECTION 10.6 SELLER'S LIMITS. Seller's obligations pursuant to the
                      ---------------
provisions of this Article Ten are subject to the following limitations, except as otherwise set forth in Section 10.6(d):

                  (a) Buyer shall not be entitled to recover under this Article Ten for any individual claim that does not exceed $35,000 (the "Threshold");

                  (b) Buyer shall not be entitled to recover under this Article Ten until the total amount of Buyer Indemnification Claims (excluding those claims below the Threshold) exceeds $350,000.00 and then only for the excess over such amount;

                  (c) Buyer shall not be entitled to recovery under this Article Ten in excess of $12,250,000 in the aggregate;

                  (d) The Threshold and the minimum and maximum limitations on the Seller's liability set forth in Subsections 10.6(b) and 10.6(c), above, shall not be applicable to (i) obligations of the Shareholders pursuant to Sections 3.5 and 13.6, (ii) claims in respect of the Excluded Liabilities, (iii) any claims relating to any inaccuracy in the Corporation's representations set forth in Section 5.2 or the Seller's representations set forth in Section 5.32, (iv) any claims relating to any inaccuracy in the disclosures set forth on Schedule 5.2(a) and Schedule 5.32 attached hereto, and (v) any claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Seller or the Corporation (prior to Closing);

                  (e) the amount of any recovery by Buyer pursuant to this Article Ten shall be reduced by any insurance proceeds received by Buyer, the Corporation or Subsidiary with respect to the damages claimed (and Buyer hereby covenants to use reasonable efforts to recover

                                     36

under its, the Corporation's and Subsidiary's insurance policies any damages that are the subject of any Buyer Indemnification Claim);

                  (f) the amount of any recovery by Buyer pursuant to this Article Ten shall be reduced by any Tax benefit (with respect to Buyer, the Corporation or Subsidiary) attributable to the state of facts which entitled Buyer to recover pursuant to this Article Ten (and Buyer hereby covenants to use reasonable efforts to recover any potential Tax benefits with respect to indemnified losses);

                  (g) Buyer shall not be entitled to more than one recovery for any single loss, damage, cost, expense, liability, obligation or claim even though said loss, damage, cost, expense, liability, obligation or claim may have resulted from the breach of more than one of the representations, warranties, covenants or agreements of Seller in this Agreement; and

                  (h) Buyer shall not be entitled to recover under this Article Ten any consequential damages including, without limitation, consequential damages consisting of business interruption or lost profits, or special, incidental or punitive damages.

         In addition, if, at any time prior to Closing, as the result of any due diligence investigation or otherwise, any of Buyer's representatives who have actual knowledge of the representations and warranties of the Corporation and the Seller contained in this Agreement learn of a breach of any such representation or warranty of the Corporation or Seller, Buyer shall promptly inform the Corporation and Seller in writing of such breach. The waiver of any closing condition related to such breach by Buyer shall waive Buyer's right to seek indemnification for such breach after Closing.

         SECTION 10.7 BUYER'S LIMITS. Buyer's obligations pursuant to the
                      --------------
provisions of this Article Ten are subject to the following limitations, except as otherwise set forth in Section 10.7(d):

                  (a) The Shareholders shall not be entitled to recover under this Article Ten for any individual claim that does not exceed the Threshold;

                  (b) The Shareholders shall not be entitled to recover under this Article Ten until the total amount of Shareholder Indemnification Claims (excluding those claims below the Threshold) exceeds $350,000.00 and then only for the excess over such amount;

                  (c) The Shareholders shall not be entitled to recovery under this Article Ten in excess of $12,250,000 in the aggregate;

                  (d) The Threshold and the minimum and maximum limitations on the Buyer's liability set forth in Subsections 10.7(b) and 10.7(c), above, shall not be applicable to (i) obligations of the Buyer pursuant to Sections 13.2(c) and 13.6, and (ii) any claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Buyer;

                  (e) the amount of any recovery by the Shareholders pursuant to this Article Ten shall be reduced by any insurance proceeds received by the Shareholders with respect to the

                                     37

damages claimed (and Seller hereby covenants to use reasonable efforts to recover under any Shareholders' insurance policies any damages that are the subject of any Shareholder Indemnification Claim);

                  (f) the amount of any recovery by the Shareholders pursuant to this Article Ten shall be reduced by any Tax benefit (with respect to the Shareholders) attributable to the state of facts which entitled the Shareholders to recover pursuant to this Article Ten (and the Seller hereby covenants to use reasonable efforts to recover on behalf of the Shareholders any potential Tax benefits with respect to indemnified losses); and

                  (g) The Shareholders shall not be entitled to recover under this Article Ten any consequential damages including, without limitation, consequential damages consisting of business interruption or lost profits, or special, incidental or punitive damages.

         In addition, if, at any time prior to Closing, Seller learns of a breach of any representation or warranty of the Buyer contained in this Agreement, Seller shall promptly inform the Buyer in writing of such breach. The waiver of any closing condition related to such breach by the Seller shall waive the Shareholders' right to seek indemnification for such breach after Closing.

         SECTION 10.8 BUYER ACKNOWLEDGEMENT. Buyer hereby acknowledges that
                      ---------------------
it has been provided with the opportunity to conduct, and has conducted, a due diligence investigation with respect to the Corporation, its assets and the Business and has made its own evaluation of the Corporation, its assets and the Business. The scope of such investigation has been determined by Buyer. By consummating the transactions contemplated hereby, Buyer acknowledges and agrees that it is satisfied with the results of its investigation of the Corporation, its assets and the Business and further acknowledges and agrees that the Purchase Price reflects Buyer's assumption of certain business risks and contingent liabilities of the Corporation disclosed in this Agreement. Buyer further acknowledges that it has assumed responsibility for evaluating any forecasts, projections and similar materials prepared by or on behalf of the Corporation or Seller with respect to the Corporation's operations that may have been made available to Buyer or its representatives. Buyer understands the uncertainties and variables inherent in forecasts and projections.

         SECTION 10.9 EXCLUSIVE REMEDY. Except as otherwise expressly set
                      ----------------
forth in this Agreement, the provisions of this Article Ten shall be the exclusive remedy of the Parties after the Closing for any misrepresentation or breach of any representation, warranty, covenant or agreement contained in this Agreement or other matter described in Section 10.2, other than claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud.

                               ARTICLE ELEVEN
                             DISPUTE RESOLUTION

         SECTION 11.1 GENERAL. All disputes between any of the Shareholders
                      -------
and Buyer arising under or in connection with this Agreement, including Indemnification Claims (as more fully described below, "Claims"), shall be resolved in accordance with the following procedures.

                                     38

         SECTION 11.2 NEGOTIATION. A Party with a Claim (the "Claiming
                      -----------
Party") shall give reasonably prompt notice (the "Claim Notice") to the other(s), specifically identifying the issue and amount in dispute. Senior executives of the Parties or their representatives shall negotiate in good faith to attempt to resolve the Claim. During this process, any Party may request that an independent third party be used to mediate the dispute. If the Parties do not resolve the Claim by negotiation within sixty (60) days after receipt of the Claim Notice, any Party may submit the Claim for binding arbitration (except for Claims not covered by arbitration as provided in Section 11.3, below).

         SECTION 11.3 ARBITRATION; CLAIMS COVERED; CONCLUSIVE DETERMINATION.
                      -----------------------------------------------------
Claims not settled by negotiation shall be resolved by arbitration in accordance with the American Arbitration Association Commercial Arbitration Rules and any supplemental rules deemed appropriate by the arbitrators or otherwise agreed to by the Parties (the "Procedures"). The arbitration shall be conducted in New York, New York. Claims by either Party for injunctive or other equitable relief (including fraud claims) and the use or unauthorized disclosure of trade secrets, confidential information or intellectual property, are not covered by this Section and either Party may seek and obtain relief for such Claims from a court of competent jurisdiction. The decision of the arbitrators may be entered as a judgment in any court of competent jurisdiction thereof. Any arbitral award shall be a conclusive determination of the matter, final and binding upon all Parties.

         SECTION 11.4 ARBITRATION PROCEDURES; SURVIVAL. The Parties agree
                      --------------------------------
that the procedures and provisions set forth in Schedule 11.4 attached
                                                -------------
hereto shall apply to any arbitration under this Section. This agreement to arbitrate shall survive the termination of this Agreement.

         SECTION 11.5 CONFIDENTIALITY. All aspects of the proceedings
                      ---------------
pursuant to this Article Eleven, including the exchange of information during discovery, any hearings, and the record of the proceedings, are confidential and shall not be open to the public, except (a) to the extent the Parties agree otherwise in writing, (b) as may be appropriate in any subsequent proceedings between the Parties or (c) as may otherwise be required by any Law, a Governmental Authority or the rules of any national stock exchange.

                               ARTICLE TWELVE

         [INTENTIONALLY OMITTED.].

                              ARTICLE THIRTEEN
                                MISCELLANEOUS

         SECTION 13.1 NOTICES. Except as otherwise expressly provided, all
                      -------
notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent personal delivery, (ii) one (1) business day after sending by a nationally recognized overnight courier (provided evidence of receipt is provided) (iii) two (2) business days after sending certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a Party as set forth below, or (iv) upon sending, if sent by telecopy to a Party at the number listed below for such Party (with a telecopy machine generated confirmation sheet retained by the sender):

                                     39

                  If to Buyer:               Engineered Support Systems, Inc.
                                             201 Evans Lane
                                             St. Louis, Missouri 63121
                                             Attn: David D. Mattern,
                                                   General Counsel
                                             Telecopy: (314) 553-4320

                  with a copy to:            Wittner, Poger, Spewak, Maylack
                                              & Spooner, P.C.
                                             7733 Forsyth Blvd., Suite 2000
                                             St. Louis, Missouri 63105
                                             Attn: David S. Spewak
                                             Telecopy: (314) 862-5741

                  If to the Corporation,
                  Seller or the Trusts:      Edward Wenger
                                             c/o Prospective Computer Analysts
                                              Incorporated
                                             100 Garden City Plaza
                                             Garden City, NY 11520
                                             Telecopy:  516-742-0600

                                             with a copy to:

                                             Fulbright & Jaworski L.L.P.
                                             666 Fifth Avenue
                                             New York, NY 10103
                                             Attn: Neil Gold, Esq.
                                             Telecopy: 212-318-3400

or to such other address as Buyer, the Corporation, Seller or any of the Trusts have last designated by notice to the other Party.

         SECTION 13.2 CERTAIN TAX MATTERS.
                      -------------------

                  (a) The Shareholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Corporation for all periods ending on or prior to the Closing Date that are required to be filed after the Closing Date. The Shareholders shall afford Buyer a reasonable opportunity to review and comment on each such Tax Return prior to its filing. The Shareholders shall report on their Tax Returns, and be responsible for the payment of any Taxes payable as a result of, any income, gain, loss, deduction and other tax items for such periods in a manner consistent with the Schedules K-1 prepared on behalf of the Corporation for such periods.

                  (b) With respect to any Tax period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable Laws, the Shareholders will, and Buyer will cause the Corporation to, take all steps as are or may be reasonably necessary, including, without limitation, the filing of elections or returns with applicable Taxing authorities, to cause such period to end on the Closing Date. In any case where applicable Laws do not permit the Corporation to close its Tax year on the Closing Date, then Taxes, if any, attributable to a Tax period of the Corporation that includes the Closing Date, but does not end

                                     40

on the Closing Date (a "Straddle Period"), shall be allocated to and paid by the Shareholders for that portion of the Tax period up to and including the Closing Date and allocated to and paid by Buyer for that portion of the Tax period subsequent to the Closing Date based on the number of days in such Tax period prior to the Closing Date relative to the number of days in such Tax period subsequent to the Closing Date. For any Straddle Period, Buyer shall timely prepare or cause to be prepared and file or cause to be filed with the appropriate authorities all Tax Returns that are required to be filed in respect of such Straddle Period.

                  (c) Each of the Shareholders, the Corporation and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns and any Proceeding relating to the Corporation's liability for Taxes. The Shareholders, the Corporation and Buyer shall (i) retain all books and records with respect to Tax matters pertaining to the Corporation for any Tax period beginning before the Closing Date until the expiration of the statute of limitations (including, to the extent notified by Buyer or the Shareholders, any extensions thereof) for such Tax period and abide by any record retention agreement entered into with any Tax authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, allow the other Party to take possession of such books and records.

                  (d) Each of the Shareholders and Buyer agree, upon the request of the other and at the sole cost of the requesting Party, to use his or its reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

                  (e) Any refunds or credits of Taxes of the Corporation for any Tax period ending on or before the Closing Date which are not reflected as assets on the Closing Working Capital Statement shall be for the account of the Shareholders. Any refunds or credits of Taxes of the Corporation for any Tax period beginning after the Closing Date shall be for the account of Buyer. Any refunds or credits of Taxes of the Corporation for any Straddle Period shall be equitably apportioned among the Shareholders and Buyer. Within ten (10) days after its receipt or credit of any amount to which the Shareholders are properly entitled under this Section 13.2(e), Buyer shall cause the Corporation to forward to the Shareholders or reimburse them for such credit or refund, provided, however, that any such amounts payable to the Shareholders shall be net of any Tax cost or benefit to Buyer or the Corporation, as the case may be, attributable to the receipt of such refund or credit and/or the payment of such amount to the Shareholders.

                  (f) If any Governmental Authority asserts a claim, makes an assessment or otherwise disputes or affects any Tax for which the Shareholders are responsible hereunder, Buyer shall promptly inform Seller thereof. The Shareholders, at their sole expense, shall represent the Corporation's interests in and control any Proceeding relating to Tax periods of the Corporation ending on or before the Closing Date and shall keep Buyer informed as to the status of any such Proceeding. Buyer shall have the right, at its expense, to participate in any such Proceeding. The Shareholders and Buyer shall jointly represent the interests of the Corporation in any Proceeding relating to the Corporation's liability for Taxes during a Straddle Period.

                                     41

Buyer shall control (or cause the Corporation to control) at its own expense, all Proceedings with respect to a Tax claim and relating to a Tax period that ends after and does not include any period on or before the Closing Date. If any Governmental Authority asserts a claim, makes an assessment or otherwise disputes or assesses any Taxes of the Corporation for which Buyer is responsible hereunder, Buyer shall not take any position in any such Proceeding that will materially increase the Shareholders' liability for Taxes in any prior period, unless (i) Buyer reasonably believes that not taking such position would result in a future material loss or liability for Buyer or the Corporation, or (ii) such position is required by applicable Laws or administrative or judicial interpretations thereof.

         SECTION 13.3 APPLICABLE LAW/CHOICE OF VENUE. This Agreement, and
                      ------------------------------
the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of New York, without giving effect to the choice or conflicts of law provisions thereof. As a material inducement to the Corporation, Seller and the Trusts to enter into this Agreement, Buyer agrees that all actions or proceedings in any manner relating to or arising out of this Agreement may be brought only in courts of the State of New York or the federal court for the Southern District of New York, and Buyer consents to the jurisdiction of such courts. Buyer and Seller each waives any objection it or he may now or hereinafter have to the venue of such courts and any right it or he may have now or hereafter have to claim that any such action or proceeding is in an inconvenient court.

         SECTION 13.4 BENEFIT AND ASSIGNMENT. This Agreement shall be
                      ----------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by either party without the prior written consent of the other, provided, however Buyer may assign or transfer its rights and delegate its duties hereunder to any Affiliate of Buyer so long as Buyer agrees to guarantee the performance of all of the obligations assigned to its Affiliate in the form of a guarantee reasonably acceptable to Seller and his counsel. Any assignment that violates the terms hereof shall be null and void and of no force or effect.

         SECTION 13.5 NO THIRD PARTY BENEFICIARY. This Agreement is for the
                      --------------------------
benefit of, and may be enforced only by, the Parties who are signatories hereto and their respective successors and permitted assigns.

         SECTION 13.6 EXPENSES; TRANSFER AND SALES TAX. Each of the
                      --------------------------------
Corporation and Buyer shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, accountants, consultants, investment bankers and other financial advisors; it being understood, however, that the fees and expenses incurred by the Corporation in connection with this Agreement and the transactions contemplated hereby for its counsel and Wachovia Capital Markets, LLC shall be borne solely by the Shareholders. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Shares hereunder shall be paid by the Shareholders when due, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such

                                     42

Taxes and fees, and if required by applicable Laws, Buyer and the Corporation shall join in the execution of any such Tax Returns and other documentation.

         SECTION 13.7 WAIVER. Except as otherwise provided in this
                      ------
Agreement, no delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

         SECTION 13.8 FURTHER ACTIONS. From and after the Closing, the
                      ---------------
Parties shall do such acts and execute such documents and instruments as may be reasonably requested by any other Party to make effective the transactions contemplated hereby. In the event that consents, approvals or other authorizations or other acts contemplated by this Agreement have not been fully effected as of Closing, the Parties will continue after the Closing, without further consideration, to use their reasonable best efforts to carry out such transactions; provided, however, in the event that certain approvals, consents or other necessary documentation cannot be secured, then the Party having legal responsibility, ownership or other control shall act on behalf of the other Party, without further consideration, to effect the essential intention of the Parties with respect to the transactions contemplated by this Agreement.

         SECTION 13.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement, any
                      ---------------------------
documents or instruments to be executed by any of the Parties in connection with this Agreement and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings between the Parties with respect thereto. No inducements contrary to the terms of this Agreement exist. In connection with the execution and delivery of this Agreement, neither Party has relied on any promise, inducement, representation or warranty of the other Party, whether oral or written, not set forth in this Agreement. EXCEPT FOR THE WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE CORPORATION NOR SELLER MAKES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, REGARDING THE ASSETS OR THE BUSINESS OF THE CORPORATION OR ANY OF THE MATTERS CONTEMPLATED BY THIS AGREEMENT AND HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

         SECTION 13.10 COUNTERPARTS. This Agreement may be executed in one
                       ------------
or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

         SECTION 13.11 [INTENTIONALLY OMITTED]
                       -----------------------



                                     43

         SECTION 13.12 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.
                       -------------------------------------

                  (a) Buyer and Seller will coordinate with each other all press releases relating to the transactions contemplated by this Agreement and, except to the extent required by Law, refrain from issuing any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated hereby without providing the other Party reasonable opportunity to review and comment thereon.

                  (b) After the Closing, (i) Seller shall keep confidential, and cause his Affiliates and instruct his agents, representatives, consultants and advisors to keep confidential, all information relating to the Corporation, the Business, the Buyer and the Buyer's Affiliates, and
(ii) Buyer and the Corporation shall keep confidential, and cause their Affiliates and instruct their agents, representatives, consultants and advisors to keep confidential, all information relating to the Seller and each of Seller's Affiliates; except in each case as required by Law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section.

                  (c) If either Seller or Buyer shall determine that he or it may be required by Law or administrative process to make a disclosure otherwise prohibited by this Section, they shall promptly so advise the other Party and shall cooperate with such other Party and take such actions as shall be reasonably requested by such other Party in order to prevent or limit such required disclosure.

         SECTION 13.13 TRUSTS' REPRESENTATIVE. The execution and delivery of
                       ----------------------
this Agreement by the Trusts shall constitute approval of the appointment of Seller as agent and attorney-in-fact for each Trust to give and receive notices and communications, authorize, in Seller's discretion, the satisfaction of claims by Buyer, object to such claims, agree to negotiate, enter into settlements and compromises of , and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Seller for the accomplishment of the foregoing and with respect to any other matter arising under this Agreement. Any decision, act, consent or instruction of the Seller shall constitute a decision, act, consent or instruction of all the Trusts and shall be final, binding and conclusive upon each of the Trusts, and Buyer and the Corporation may rely upon any such decision, act, consent or instruction of the Seller as being the decision, act, consent or instruction of each Trust. Buyer is hereby relieved from any liability to any Trust for any action taken by it in accordance with any decision, act, consent or instruction of the Seller. Each Trust covenants and agrees that it will not dispute or contest any decision, act, consent or instruction of the Seller once it has been made, taken or given, as the case may be.



             [The remainder of this page isintentionally blank.]




                                     44

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PROSPECTIVE COMPUTER ANALYSTS INCORPORATED




By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------





-------------------------------
EDWARD WENGER




THE LAUREN WENGER 2004 GRAT




By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------




THE ERIC WENGER 2004 GRAT




By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------




                                     45


THE MITCHELL WENGER 2004 GRAT




By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------





ENGINEERED SUPPORT SYSTEMS, INC.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------







                                     46


                                SCHEDULE 11.4

                           ARBITRATION PROCEDURES

                  (a) The Arbitrators. The Parties shall select three (3)
                      ---------------
         arbitrators (the "Arbitrators") to arbitrate Claims in accordance with these Procedures. Unless otherwise agreed by the Parties, the panel used will be selected from arbitrators through the American Arbitration Association. The Arbitrators shall not be liable to either Party in connection with the proceeding.

                  (b) Discovery. For a period of time set by the Arbitrators
                      ---------
         (but in no event for less than a period of 120 days after the Arbitrators have been selected), the Parties shall cooperate in the voluntary exchange of relevant documents and information in the most expeditious and cost-effective manner possible. In addition, each Party shall have the right to pose such interrogatories and to take such depositions as deemed necessary by a Party. Responses or objections will be served within twenty (20) days after receipt of a discovery request with extensions as approved by the Parties (which approval will not be unreasonably withheld) or as granted by the arbitrators.

                  (c) Designation of Witnesses. At least forty-five (45)
                      ------------------------
         days before the arbitration, the Parties must identify in writing any experts intended to be used at the arbitration. At least twenty
         (20) days before the arbitration, the Parties must exchange lists of all other witnesses and copies of all exhibits intended to be used at the arbitration.

                  (d) Subpoenas. Each Party and their counsel of record
                      ---------
         shall have the right to subpoena witnesses and documents to the extent permitted in a judicial proceeding, and the Arbitrators are empowered to subpoena witnesses or documents to the extent permitted in a judicial proceeding, upon their initiative or the request of a Party. Unless the Arbitrators direct otherwise, the Party requesting the production of witnesses or proof shall bear the costs of production.

                  (e) Arbitration Procedures.
                      ----------------------

                           (i) Hearing. The Arbitrators shall afford each
                               -------
                  Party a full and fair opportunity to present relevant proof, to call and cross examine witnesses and to present argument. The Arbitrators shall not be bound by any formal rules of evidence with the exception of the applicable Law with respect to the attorney-client and work-product privileges.

                           (ii) Powers of the Arbitrators.
                                -------------------------

                                    (A) The Arbitrators shall apply the
                           substantive law (state or federal or both) applicable to this Agreement. The Arbitrators shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including, but not limited to, any claim that all or any part of this Agreement is void or voidable.

                                    (B) The Arbitrators shall have
                           jurisdiction to hear and rule on discovery and subpoena disputes and any other prehearing disputes and is authorized to hold prehearing conferences by telephone or in person as the Arbitrators deem necessary. The Arbitrators shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any Party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

                           (iii) Record of Proceedings and Post-Hearing
                                 --------------------------------------
                  Briefs. A court reporter shall provide a stenographic
                  ------
                  record of proceedings and the expense shall be apportioned as set forth in paragraph (e)(v). Either Party, upon request at the close of the hearing, shall be given leave to file a post-hearing brief within twenty (20) days following the conclusion of the hearing. The time for filing such a brief shall be set by the Arbitrators.

                           (iv) The Award. Within twenty (20) days after the
                                ---------
                  submission of the Parties' post-hearing briefs and in any event within forty (40) days after the conclusion of the hearing, the Arbitrators shall render an award and opinion in writing (the "Award") that shall be dated and which shall contain findings of fact, conclusions of law and rationale for the disposition of any and all issues raised by the Parties. Unless applicable Law provides otherwise, the Award shall be based solely on the evidence and authorities presented to the Arbitrator, applicable Law and the provisions of this Agreement.

                           (v) Arbitration Fees and Costs. The Parties shall
                               --------------------------
                  equally share the fees and costs of the Arbitrators, unless the Arbitrators elect to award all or a portion of such costs to the prevailing Party and each Party shall pay for its own costs and attorneys' fees, if any. Each Party will deposit funds or post other appropriate security for their share of the Arbitrators' fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing. The Arbitrators may award the prevailing Party all or a portion of its reasonable attorneys' fees and costs, including reasonable expenses associated with production of witnesses or proof.

                  (f) Enforcement and Collateral Proceedings.

                           (i) Either Party may bring an action in any court
                  of competent jurisdiction to compel arbitration under this Agreement, to enforce any prehearing orders or subpoenas issued by the Arbitrator and to enforce an Award.

                           (ii) The Parties agree not to commence or pursue
                  any litigation or administrative proceeding on any Claim, dispute or issue subject to this proceeding, and the Parties also agree to discontinue any such proceeding which is commenced after, or is pending at, the time of submission of a Claim under this procedure.






                                            TABLE OF SCHEDULES

        Schedule 1.1                              Other Excluded Liabilities
        Schedule 4.1(k)                           Employment Agreements at Closing
        Schedule 4.2                              Excluded Assets
        Schedule 5.1(a)                           Jurisdictions in which Corporation is Qualified
        Schedule 5.2(a)                           Capital Structure and Share Ownership - the Corporation
        Schedule 5.2(b)                           Capital Structure - Options, Warrants, etc.
        Schedule 5.4(b)                           Conflicts, Breaches, Violations
        Schedule 5.5                              Consents
        Schedule 5.6(a)                           Financial Statements
        Schedule 5.6(b)                           Projections
        Schedule 5.7(a)                           Scheduled Contracts
        Schedule 5.7(b)                           Scheduled Contracts - Validity, Breach
        Schedule 5.7(c)                           Scheduled Contracts - Termination, Modification
        Schedule 5.7(d)                           Leases
        Schedule 5.7(e)                           Agreements With Affiliates
        Schedule 5.7(f)                           Legal Services
        Schedule 5.8(a)                           Liens
        Schedule 5.8(b)                           Leasehold Interest
        Schedule 5.8(c)                           Depreciable Property
        Schedule 5.9(a)                           Owned Intellectual Property
        Schedule 5.9(b)                           Licensed Intellectual Property
        Schedule 5.9(c)                           Intellectual Property - Proceedings
        Schedule 5.9(d)                           Owned Intellectual Property - Licenses
        Schedule 5.10                             Litigation and Compliance with Law
        Schedule 5.11                             Taxes
        Schedule 5.12                             Permits
        Schedule 5.14                             Certain Changes or Events
        Schedule 5.15(a)                          Employee Benefit Plans
        Schedule 5.15(a)(1)                       Cars and Club Dues
        Schedule 5.15(d)                          Prohibited Transactions
        Schedule 5.15(e)                          Retiree Benefits
        Schedule 5.15(f)                          Penalties and Fines re Plans
        Schedule 5.15(g)                          Severance/Termination Benefits
        Schedule 5.16(a)                          Collective Bargaining Agreements
        Schedule 5.16(b)                          Labor - Miscellaneous
        Schedule 5.16(c)                          List of Employees, Compensation, Etc.
        Schedule 5.16(d)                          Written Employment Agreements
        Schedule 5.17                             Insurance
        Schedule 5.19                             Bank Accounts
        Schedule 5.20                             Undisclosed Liabilities
        Schedule 5.21                             Relationship with Affiliates
        Schedule 5.23                             Accounts Receivable Disputes
        Schedule 5.24                             Inventory Exceptions



        Schedule 5.25                             Environmental Matters
        Schedule 5.26                             Government Contracts
        Schedule 5.26(a)                          Identification of Issues
        Schedule 5.26(b)                          Audits, Etc.
        Schedule 5.26(c)                          Suspensions
        Schedule 5.26(d)                          Investigations
        Schedule 5.26(e)                          Claims, Etc.
        Schedule 5.26(f)                          Test Results
        Schedule 5.26(g)                          Contract Bid Exceptions
        Schedule 5.26(h)                          Customer Furnished Property
        Schedule 5.26(i)                          Security Clearances
        Schedule 5.27                             Product Liability
        Schedule 5.29                             Bank Charges, Rebates, Etc.
        Schedule 5.30                             Quote Log
        Schedule 5.32                             Title to Shares
        Schedule 7.1                              Conduct of Business (Not applicable)
        Schedule 8.9                              Severance Obligations
        Schedule 9.2(f)                           Closing Bonuses
        Schedule 11.4                             Arbitration Procedures